     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST  , 1997

                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         VARI-LITE INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                              3648                             75-2239444
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)

                                 201 REGAL ROW
                              DALLAS, TEXAS 75247
                                 (214) 630-1963
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. R. BRUTSCHE III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247
                                 (214) 630-1963
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                  ALAN J. PERKINS                                      JEFFREY A. CHAPMAN
              GARDERE & WYNNE, L.L.P.                                VINSON & ELKINS L.L.P.
            1601 ELM STREET, SUITE 3000                           2001 ROSS AVENUE, SUITE 3700
                DALLAS, TEXAS 75201                                   DALLAS, TEXAS 75201
                   (214) 999-3000                                        (214) 220-7700

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                    TITLE OF EACH CLASS                            PROPOSED MAXIMUM                  AMOUNT OF
               OF SECURITIES TO BE REGISTERED                  AGGREGATE OFFERING PRICE         REGISTRATION FEE(1)
Common Stock, $0.10 par value...............................         $  31,050,000                   $   9,410

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                 SUBJECT TO COMPLETION DATED            , 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                         SHARES

                     [INSERT VARI-LITE INTERNATIONAL LOGO]

                                  COMMON STOCK

                               -----------------

    All of the      shares of common stock, par value $0.10 per share (the
"Common Stock"), offered hereby are being sold by Vari-Lite International, Inc. (the "Company"). Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently anticipated that the initial
public offering price will be between $   and $   per share. See "Underwriting"
for a discussion of the factors to be considered in determining the initial public offering price. The Company intends to apply for quotation of the Common Stock on the Nasdaq National Market under the symbol "LITE."

                              -------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                  PRICE TO     UNDERWRITING    PROCEEDS TO
                                                                   PUBLIC       DISCOUNT(1)    COMPANY(2)
                                                                -------------  -------------  -------------
Per Share.....................................................        $              $              $
Total(3)......................................................        $              $              $

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(1) The Company and the Selling Stockholders (as hereinafter defined) have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of $600,000, which are payable by the Company.

(3) Certain stockholders of the Company (the "Selling Stockholders") have granted the Underwriters a 45-day option to purchase up to additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Selling
    Stockholders will be $     , $     and $     , respectively. See "Selling
    Stockholders" and "Underwriting."

                              -------------------

    The Common Stock is offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders, in whole or in part. It is expected that
delivery of the shares of Common Stock will be made on or about               ,
1997.

                                     [LOGO]

                              -------------------

               THE DATE OF THIS PROSPECTUS IS            , 1997.

                              [Inside Front Cover]

                         [Insert Graphics or Pictures]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE AND TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (A) REFLECTS THE REINCORPORATION ("REINCORPORATION") OF THE COMPANY AS A DELAWARE CORPORATION PURSUANT TO A MERGER OF VARI-LITE INTERNATIONAL, INC., A TEXAS CORPORATION ("VARI-LITE TEXAS"), INTO THE COMPANY, WHICH WILL BE EFFECTED IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE OFFERING AND IN WHICH THE SHARES OF CLASS A AND CLASS B COMMON STOCK OF VARI-LITE TEXAS WILL BE CONVERTED INTO SHARES OF THE COMPANY'S
COMMON STOCK ON A      -FOR-     BASIS AND (B) ASSUMES NO EXERCISE OF THE
UNDERWRITERS' OVER-ALLOTMENT OPTION UNLESS SPECIFICALLY PROVIDED OTHERWISE. ALL REFERENCES TO THE COMPANY IN THIS PROSPECTUS REFER TO VARI-LITE INTERNATIONAL, INC. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT INDICATES OTHERWISE.

                                  THE COMPANY

    The Company is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring, theatre, television and film and corporate events. In 1981, the Company revolutionized the professional entertainment lighting industry by inventing the VARI*LITE-Registered Trademark- system, the first automated lighting system that allowed real-time, computerized, remote control of light beam features such as color, size, shape, position and intensity. As a result, the VARI*LITE-Registered Trademark- brand name has become recognized as the preeminent brand name for automated lighting. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems exclusively through a domestic and international network of Company-owned offices and independent distributors.

    The Company believes that its position as an industry leader results from its broad range of innovative and technologically superior products, its longstanding collaborative relationship with participants in the entertainment industry, its worldwide distribution system and its dedication to customer service. The Company continuously addresses the technical and creative needs of its customers by designing and manufacturing products that in many instances have become the industry standard. Lighting designers using the Company's automated lighting systems have won Tony-Registered Trademark- Awards for Broadway lighting design every year since 1990, and the Company won an Emmy-TM-Award for Outstanding Achievement in Engineering for television in 1991 and 1994. For its accomplishments in the concert touring market, the Company was named by Performance Magazine as the "Lighting Company of the Year" six times since 1989 and the "Equipment Manufacturer of the Year/Lighting" ten times since 1983.

    The Company has capitalized on the growth of the entertainment industry and has demonstrated its ability to broaden the application of its existing technology and to develop new lighting systems and products to create and penetrate new markets.

    - CONCERT TOURING. The Company initially designed its systems to serve the concert touring market and remains a leader in that market. The Company's customers have included such notable performers as The Rolling Stones, Phil Collins, Genesis, Pink Floyd, Paul McCartney, David Bowie, Elton John, Tina Turner, Sting, Reba McEntire, Vince Gill, Barbara Streisand, Diana Ross, Whitney Houston, Sheryl Crow, Pearl Jam and the Indigo Girls.

    - THEATRE. By developing the first virtually silent automated lighting fixture, the Company secured a significant competitive advantage in the theatre market, including touring theatre shows. The Company's systems have been used in such shows as CHICAGO, MISS SAIGON, SUNSET BOULEVARD, KISS OF THE SPIDER WOMAN, THE WILL ROGERS FOLLIES, TOMMY, GREASE, HOW TO SUCCEED IN BUSINESS WITHOUT REALLY TRYING, BRING IN 'DA NOISE BRING IN 'DA FUNK, JESUS CHRIST SUPERSTAR, MARTIN GUERRE, JEKYLL & HYDE, OLIVER, RAGTIME and SHOW BOAT.

    - TELEVISION AND FILM. The Company successfully leveraged its versatile product line to become a leading provider of automated lighting to the television market and to increase its penetration of the film market. The Company has provided automated lighting for the Academy Awards, Emmy-TM-Awards, Grammy

      Awards, Country Music Awards, MTV Music Awards and other awards shows, as well as television shows such as THE TONIGHT SHOW WITH JAY LENO, THE LATE SHOW WITH DAVID LETTERMAN, WHEEL OF FORTUNE, SATURDAY NIGHT LIVE, HOME IMPROVEMENT and AMERICAN GLADIATORS, and the movies FORREST GUMP, BATMAN FOREVER, WAYNE'S WORLD and SISTER ACT, among others. VARI*LITE-Registered Trademark- automated lighting fixtures or "luminaires" are also installed in ABC's New York studios, where they are used for PRIME TIME LIVE, 20/20 and GOOD MORNING AMERICA.

    - CORPORATE EVENTS. The Company is continuing to expand its presence in the corporate events market by providing automated lighting systems for conventions, business meetings, new product launches and special events. The Company's systems have been used in events for Sony, Nike, IBM, Sprint, Oldsmobile and Microsoft, among others.

    - ARCHITECTURAL. Recently, the Company has targeted the lighting needs of architectural markets such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks. The Company's Irideon-Registered Trademark-automated lighting system product line, which is in the development stage, is designed specifically for such architectural lighting applications.

    The Company's VARI*LITE-Registered Trademark- systems incorporate advanced proprietary and patented technology in both lighting fixtures and control consoles. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaries simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The Company is also a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

    The Company's principal objectives are to maintain its worldwide leadership positions in its existing markets and to create demand for its products in new markets. The key elements of this strategy include (i) maintaining its commitment to innovation, (ii) expanding its worldwide distribution capabilities and (iii) continuing to offer value-added complementary services.

    The Company's predecessor, Vari-Lite Texas, was incorporated in 1988 in the State of Texas as a holding company to own Showco, Inc. ("Showco"), which began operations in 1970, and Vari-Lite, Inc. ("Vari-Lite"), which began operations in 1981. Immediately prior to the consummation of the Offering, the Company was reincorporated in the State of Delaware. The Company's principal executive offices are located at 201 Regal Row, Dallas, Texas 75247 and its telephone number is (214) 630-1963.

                                  THE OFFERING

Common Stock offered by the Company.........  shares

Common Stock to be outstanding after the
 Offering...................................  shares(1)

Use of Proceeds.............................  The net proceeds will be used to repay approximately $  million of indebtedness under
                                              the Company's Credit Agreement (as hereinafter
                                              defined). See "Use of Proceeds."

Proposed Nasdaq National Market symbol......  "LITE"

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(1) Excludes      shares of Common Stock issuable upon exercise of options to be granted in connection with the Offering at an exercise price equal to the
    Offering price and      shares of Common Stock issuable upon exercise of
    warrants with an exercise price of $   per share. See "Management-- Employee
    Benefit Plans--Omnibus Plan" and "Shares Eligible for Future Sale."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          NINE MONTHS ENDED
                                                                YEARS ENDED SEPTEMBER 30,                      JUNE 30,
                                                  -----------------------------------------------------  --------------------
                                                    1992       1993       1994       1995       1996       1996       1997
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue:
    Rental revenues.............................  $  28,539  $  31,869  $  47,625  $  65,864  $  65,741  $  45,389  $  56,400
    Products sales and service revenues.........      2,593      3,384      6,187      9,046     11,397      8,042     10,688
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenues............................     31,132     35,253     53,812     74,910     77,138     53,431     67,088
  Gross profit..................................     19,088     20,645     30,753     41,985     42,930     29,563     37,337
  Selling, general and administrative expense...     13,343     13,170     19,181     28,163     30,077     22,230     25,124
  Research and development expense..............      1,948      2,347      3,033      3,283      4,404      2,947      4,684
  Operating income..............................      3,797      5,128      8,539     10,539      8,449      4,386      7,529
  Interest expense..............................      1,675      1,606      1,805      2,788      3,092      2,437      2,692
  Income before extraordinary loss..............  $   1,349  $   2,269  $   4,334  $   4,714  $   3,119  $   1,136  $   2,783
  Net income per share(1).......................  $          $          $          $          $          $          $
  Weighted average shares outstanding...........
PRO FORMA DATA(2):
  Income before extraordinary loss..............
  Net income per share..........................
  Weighted average shares outstanding...........
OTHER DATA:
  EBITDA(3).....................................  $   8,084  $  10,230  $  14,874  $  19,159  $  18,518  $  11,929  $  16,169
  Capital expenditures..........................      5,503     11,050     13,566     20,748     12,587      9,125     19,880

                                                                                               JUNE 30, 1997
                                                                                          ------------------------
                                                                                                          AS
                                                                                           ACTUAL     ADJUSTED(4)
                                                                                          ---------  -------------
BALANCE SHEET DATA:
  Total assets..........................................................................  $  89,925    $
  Total debt............................................................................     45,399
  Stockholders' equity..................................................................     27,560

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(1) Net income per share in fiscal 1994 includes an extraordinary loss from
    early extinguishment of debt of $     per share.

(2) Pro forma data gives effect to the Offering and the application of the proceeds therefrom to repay the Company's outstanding borrowings under the Credit Agreement at the beginning of the periods presented, assuming the repayment of $ million of debt at a weighted average interest rate of 9.25%. See "Use of Proceeds."

(3) EBITDA is calculated herein as income before income taxes plus depreciation, amortization and net interest expense. The Company believes that EBITDA serves as an important financial analysis tool for measuring and comparing financial information such as liquidity, operating performance and leverage. EBITDA should not be considered an alternative to net income or other cash flow measures determined under generally accepted accounting principals as an indicator of the Company's performance or liquidity. EBITDA as disclosed herein may not be comparable to EBITDA as disclosed by other companies.

(4) Adjusted to reflect the sale of      shares of Common Stock offered by the
    Company hereby at an assumed Offering price of $     per share and the
    anticipated application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "WILL," "COULD," "MAY" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO MANAGEMENT OR THE COMPANY, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF MANAGEMENT WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN THIS PROSPECTUS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

FLUCTUATIONS IN OPERATING RESULTS AND SEASONALITY

    The Company has experienced and is expected to continue to experience significant fluctuations in its quarterly operating results, both between different quarters within the same fiscal year and with respect to the same quarter between different fiscal years. These fluctuations arise from several factors, including the timing and dollar value of sales-type leases with customers, the dependence of the Company on concert tours, which are unpredictable in timing and duration, the introduction of new products and general economic conditions both domestically and internationally. The Company's expenses are based, in part, on its expectations as to future revenue and, as a result, net income for a given period could be disproportionately affected by a reduction in revenue. In addition, the Company's business is subject to seasonal fluctuations with the highest percentage of its revenues being generated in the summer months and the lowest percentage being generated in the winter months. Because of the possibilities of significant fluctuations, results for any quarter may not be indicative of the results that may be achieved in a full year. While the Company expects to experience growth in revenue and profit, there can be no assurance that the Company's historical levels of revenue or profits will be sustained, particularly on a quarterly basis. Furthermore, there can be no assurance that the concert touring market on which the Company is dependent will continue to emphasize lighting as an important element of concert shows or that the Company's current or future products will continue to be used by concert touring customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Quarterly Fluctuations and Seasonality."

ABILITY TO INTRODUCE NEW PRODUCTS; TECHNOLOGICAL CHANGES

    The Company's past success has depended, and its future growth will depend, in large part, on its ability to enhance and develop new features for its existing products, to develop new technology, to introduce new products to meet changing customer requirements and to adapt to evolving technology. There can be no assurance that the Company will successfully develop such new technology, enhancements, features or new products or that the Company's products will continue to achieve market acceptance. Any delay in or failure to complete development of such technology, enhancements, features or new products, or any failure of the Company's products to continue to achieve market acceptance, could have a material adverse effect on the Company. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies uncompetitive or obsolete. In 1996, the Company introduced its Irideon-Registered Trademark- interior lighting product line, including the AR5-TM- luminaire and the Composer-Registered Trademark-control system. In 1998, the Company anticipates introducing its high brightness, multi-feature VL7-TM- spot luminaire. There can be no assurance that these products will gain market acceptance or satisfactory revenue growth or profitability.

RELIANCE ON INTELLECTUAL PROPERTY

    The Company generally relies on a combination of patent, trade secret, copyright and trademark laws, contracts and technical measures to establish and protect its proprietary rights in its products and technologies. However, the Company believes that such measures provide only limited protection, and there is no assurance that such measures will be adequate to prevent misappropriation. As of June 30, 1997, the Company had 31 United States patents, 14 applications for United States patents pending with respect to certain elements of its hardware and software and 24 United States registered trademarks. As of June 30, 1997, the Company had over 110 foreign patents and over 100 applications for foreign patents pending. There can be no assurance that any patents will be issued from the applications pending or, if patents are issued, that the claims allowed under such patents or other patents of the Company will be sufficiently broad to deter or prohibit others from marketing similar products. Revenues generated in countries in which the Company has limited or no patent protection may be adversely affected by sales of products by competitors utilizing the Company's United States patented technology. Although the Company takes precautions to protect its trade secrets, it may be possible for unauthorized third parties to copy portions of the Company's technology or to obtain and use information that the Company regards as proprietary. Furthermore, the laws of certain countries in which the Company's products are or may be distributed do not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies. Any failure by the Company to protect its intellectual property, including any failure to prevail in the High End Lawsuit (as hereinafter defined), could have a material adverse effect on the Company.

    Significant and protracted litigation may be necessary to protect the Company's intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. The Company believes that its products do not infringe any existing third-party proprietary rights; however, there can be no assurance that third-party claims alleging infringement will not be asserted against the Company in the future. If infringement is alleged, the Company could be required to discontinue the use of certain processes, to cease the manufacture, use and rental or sale of infringing products, to incur significant litigation damages, costs and expenses and to either develop non-infringing technology or obtain licenses to use the alleged infringing technology. There can be no assurance that the Company would be able to develop such alternative technologies or to obtain such licenses on terms commercially acceptable to the Company, if at all. Any infringement claims could have a material adverse effect on the Company. See "Business--Intellectual Property."

CAPITALIZED LITIGATION COSTS

    The Company has capitalized and expects to continue to capitalize its costs relating to the High End Lawsuit ($2.5 million as of June 30, 1997, and an estimated additional $1.6 million through consummation of the trial), a patent infringement suit in which the Company is the plaintiff. Unless the Company receives a judgment in this litigation that the defendant has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as an expense in the period that the judgment is rendered. There can be no assurance that the Company will not be required to expense its costs relating to the High End Lawsuit. Furthermore, the defendant has asserted as a counterclaim that the Company has used the Company's patents to violate the antitrust laws. Although the Company believes such counterclaim to be without merit and intends to vigorously contest such counterclaim, if the defendant were to receive a judgment in its favor with respect to such counterclaim, the Company could be held liable for the defendant's damages which could be substantial. See "Business--Legal Proceedings."

DEPENDENCE ON ENTERTAINMENT INDUSTRY

    Revenues from the concert touring, theatre, television and film markets accounted for 81.5%, 71.7%, 72.0%, 70.2% and 71.4%, of the Company's net revenues for the fiscal years ended September 30, 1994, 1995 and 1996 and for the nine months ended June 30, 1996 and 1997, respectively. The amounts spent on entertainment by the general public historically have been dependent upon discretionary spending, which may be adversely affected by general economic conditions. A significant reduction in the amounts spent on entertainment by the general public could have a material adverse effect on the Company.

COMPETITION

    There is significant competition in many of the Company's markets, based primarily on product capability, quality and reliability, price, worldwide distribution capabilities, brand name recognition and reputation and customer service and support. In the Company's rental businesses, there are a number of competitors, particularly in the concert touring market. The Company competes in some cases with companies that are larger or have greater development, marketing and financial resources than the Company. There can be no assurance that the Company will be able to compete successfully in its markets or that the competitive pressures will not have a material adverse effect on the Company. See "Business--Competition."

DEPENDENCE ON MANAGEMENT AND OTHER PERSONNEL

    The success of the Company's business is highly dependent upon the Company's President and Chief Executive Officer, H.R. Brutschffi III, and certain other key employees. The loss of the services of one or more of such individuals could have a material adverse effect on the Company, and there can be no assurance that the Company will be able to retain the services of its key employees. The Company believes that its future success also will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, assimilating and retaining the personnel it requires to develop, manufacture and market its products or expand its operations. See "Business--Employees" and "Management."

RISKS OF ACQUISITIONS

    The Company may from time to time pursue the acquisition of other companies, assets or product lines that complement or expand its existing business. Acquisitions involve a number of risks that could adversely affect the Company, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees of the acquired companies. No assurance can be given that any acquisition by the Company will not materially and adversely affect the Company or that any such acquisition will enhance the Company's business. The Company currently has no agreements or understandings with respect to any potential acquisitions.

FOREIGN EXCHANGE RISK; INTERNATIONAL TRADE RISK

    International revenues accounted for 37.0%, 46.9%, 49.3%, 48.4% and 48.9%, of the Company's net revenues for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1996 and 1997, respectively. In addition, the Company purchases certain components used in its products from manufacturers located in foreign countries. As a result, the Company's operations may be adversely affected by fluctuations of the value of the U.S. dollar against foreign currencies, political instability resulting in the disruption of trade with foreign countries, the imposition of additional regulations relating to imports or duties, taxes and other charges, longer payment cycles, difficulties in receivables collection and restrictions on the transfer of funds. The Company has historically hedged its currency fluctuation risk by borrowing in local currencies under the Credit Agreement, a portion of which will be repaid with the net proceeds of the Offering. The Company is party to, and may in the future enter into additional, transactions to hedge such risks; however there can be no assurance that the Company will enter into such additional transactions or that any such transactions will effectively hedge the Company's currency risk. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON KEY SUPPLIERS

    The Company has chosen to develop strategic relationships with certain key suppliers and is dependent upon such suppliers for many important components used in the Company's automated lighting systems. The Company generally purchases these components pursuant to purchase orders and has no guaranteed supply arrangements with such suppliers. Some of these suppliers are critical to the Company's continued uninterrupted production because they provide custom-designed components. Major delivery delays or termination of the Company's relationship with any supplier of such components could materially adversely affect the Company. There can be no assurance that the Company's suppliers will continue to be able and willing to meet the Company's requirements for its key components.

DEPENDENCE ON MANUFACTURING FACILITY

    The Company's principal manufacturing facility is located in Dallas, Texas. The Company is dependent on this facility and a disruption of the Company's manufacturing operations could have a material adverse effect on the Company. Such disruption could result from various factors, including human error or a natural disaster such as a tornado, fire or flood.

CONTROL OF THE COMPANY BY EXISTING STOCKHOLDERS

    Upon consummation of the Offering, the Company's directors, officers and
employees will beneficially own approximately   % of the outstanding Common
Stock. The holders of a majority of the outstanding Common Stock can elect all of the directors of the Company and can approve, delay or prevent certain fundamental corporate transactions, including mergers, consolidations and the sale of substantially all of the Company's assets. For so long as these stockholders own a significant percentage of the Common Stock, they will retain substantial influence over the affairs of the Company which may result in decisions that are not in the best interest of all stockholders of the Company. These factors, along with the factors described in "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws," may also have the effect of delaying or preventing a change in management or voting control of the Company. See "Principal Stockholders."

LACK OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE; DETERMINATION
  OF OFFERING PRICE

    Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that after the Offering an active public market for the Common Stock will develop or be sustained or that any market that may develop for the Common Stock will be liquid. The market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including quarterly variations in operating results and the liquidity of the market for the Common Stock. The Offering price for the Common Stock offered hereby was determined by negotiation between the Company and the Underwriters and may not be indicative of the prices at which the Common Stock will trade after the Offering. There can be no assurance that the market price of the Common Stock after the Offering will not fall below the Offering price. See "Underwriting."

EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS

    The Company's Certificate of Incorporation and By-Laws include provisions that may have the effect of discouraging proposals by third parties to acquire a controlling interest in the Company, which could deprive stockholders of the opportunity to consider an offer they would otherwise accept. See "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws."

DILUTION

    Based on an assumed Offering price of $     per share, new investors
purchasing the Common Stock offered hereby will experience immediate dilution in
net tangible book value of approximately $     per
share. In addition, the future exercise of stock options and warrants would result in further dilution. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Upon
completion of the Offering, the Company will have      shares of Common Stock
outstanding. Of these shares, the      shares sold in the Offering (     shares
if the Underwriters' over-allotment option is exercised in full) will be freely tradeable in the public market without restriction by persons other than affiliates of the Company. All of the remaining shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.
Approximately      of such shares will have been held for more than one year as of the date of this Prospectus and may be sold 90 days after the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the volume, manner of sale and other limitations of Rule 144. The Company and certain
stockholders who will collectively own      shares of Common Stock immediately
following the Offering, and the holders of warrants who will collectively have
the right immediately following the Offering to purchase      shares of Common
Stock, have agreed not to sell or otherwise transfer any shares of Common Stock for a period of 180 days after the effective date of the Offering without the prior written consent of A.G. Edwards & Sons, Inc. Following the expiration of
such 180-day lock-up agreements, approximately      additional shares of Common
Stock will be eligible for sale in accordance with the requirements of Rule 144. Upon completion of the Offering, the Company intends to file registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for future issuance under the Omnibus Plan (as hereinafter defined) and the ESOP (as hereinafter defined). See "Shares Eligible for Future Sale" and "Underwriting."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of Common Stock offered by the Company in the Offering, after deducting the estimated underwriting discounts and estimated Offering expenses to be paid by the
Company, are estimated to be $     , assuming an Offering price of $     per
share. See "Underwriting."

    The Company intends to use the net proceeds of the Offering to repay indebtedness under the Company's multicurrency credit agreement, dated March 31, 1994, as amended (the "Credit Agreement"), which will allow the Company to reborrow funds under the Credit Agreement to purchase and construct additional rental equipment, to expand its domestic and international distribution channels, to pursue potential acquisitions of complementary businesses and for other general corporate purposes. The Company currently has no agreements or understandings with respect to potential acquisitions. As of June 30, 1997, approximately $40.8 million was outstanding under the Credit Agreement (based on currency exchange rates as of such date).

    The Credit Agreement provides for U.S. dollar denominated revolving credit and term credit facilities in the amount of $23,000,000 and $20,500,000, respectively, British pounds sterling denominated revolving credit and term credit facilities in the amount of $5,000,000 and $6,500,000 (U.S. dollar equivalents as of June 30, 1997), respectively, and Japanese yen denominated revolving credit and term credit facilities in the amount of $6,000,000 and $1,300,000 (U.S. dollar equivalents as of June 30, 1997), respectively. The U.S. dollar denominated revolving credit facility bears interest at the prime rate of Brown Brothers Harriman & Co., agent under the Credit Agreement ("BBH"), plus 1.0% (9.50% as of June 30, 1997). The British pounds sterling denominated revolving credit facility bears interest at a rate determined by reference to the London interbank offered rate ("LIBOR") for deposits in British pounds sterling plus 2.0% (8.38% as of June 30, 1997). The Japanese yen denominated revolving credit facility bears interest at a rate determined by reference to the "Euroyen TIBOR" rate on the Bloomberg Financial Markets service at "TIBOEY" plus 3.5% (4.07% as of June 30, 1997). The U.S. dollar denominated term loan bears interest at either BBH's prime rate plus 1.0% (9.50% as of June 30, 1997) or a rate determined by reference to LIBOR for deposits in U.S. dollars plus 3.5% (9.31% as of June 30, 1997). The

British pounds sterling denominated term loan bears interest at a rate determined by reference to LIBOR for deposits in British pounds sterling plus 2.0% (8.44% as of June 30, 1997). The Japanese yen denominated term loan bears interest at a rate determined by reference to the Tokyo interbank offered rate for deposits in Japanese yen plus 2.5% (4.14% as of June 30, 1997). Mandatory payments of principal are due and payable quarterly on each term loan and interest are payable monthly or on the last day of any eurocurrency interest period. The entire outstanding principal balance of the term loans and the revolving credit facilities are due and payable in full on June 30, 2001. Until April 1, 1998, a prepayment penalty equal to 0.25% of the amount prepaid is due and payable in connection with voluntary prepayments of the term loans. The Company is a party to two interest rate swap agreements which fix the Company's effective interest costs under a portion of the Credit Agreement. See "Risk Factors--Foreign Exchange Risk; International Trade Risk" and Note E of "Notes to Consolidated Financial Statements."

                                DIVIDEND POLICY

    The Company paid dividends of approximately $0.6 million with respect to each of the 1994, 1995 and 1996 fiscal years. Through June 30, 1997, the Company has paid dividends with respect to the current fiscal year of approximately $0.2 million, and it intends to pay additional dividends of approximately $0.4 million prior to the consummation of the Offering. The Company does not anticipate paying any other cash dividends on the Common Stock in the foreseeable future and anticipates that future earnings will be retained to finance operations and expansion. The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, the Company's financial condition and other factors the Board of Directors deems relevant. In addition, the Credit Agreement limits the amount of dividends that may be paid by the Company in any fiscal year to 30% of net income (as defined in the Credit Agreement) for such fiscal year.

                                    DILUTION

    The net tangible book value attributable to the Company's Common Stock at June 30, 1997 was $
($   per share). "Net tangible book value per share" represents the Company's total tangible assets less total liabilities divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the
Company of the      shares of Common Stock to be sold by the Company in the
Offering (at an assumed Offering price of $   per share), and after deducting
the estimated underwriting discount and expenses of the Offering to be paid by the Company, and the application of the net proceeds as set forth under "Use of Proceeds," the Company's net tangible book value as of June 30, 1997, would have
been $     ($   per share), representing an immediate increase of $   in net
tangible book value per share to existing stockholders and an immediate dilution
of $   in net tangible book value per share to new investors purchasing shares in the Offering. The following table illustrates this dilution per share of Common Stock:

Assumed Offering price per share......................................             $
  Net tangible book value per share at June 30, 1997..................  $
  Increase per share attributable to new investors....................          .
                                                                        ---------
Pro forma net tangible book value per share after the Offering........                     .
                                                                                   ---------
Dilution of net tangible book value per share to new investors(1).....             $       .
                                                                                   ---------
                                                                                   ---------

-------

(1) Excludes      shares issuable upon exercise of warrants with an exercise
    price of $     per share. To the extent any of these warrants are exercised, new investors would suffer further dilution. See "Shares Eligible for Future Sale."

    The following table sets forth, on a pro forma basis as of June 30, 1997, the difference between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the

Company and the total cash consideration and average price per share paid to the
Company (based upon an assumed Offering price of $     per share for new
investors):

                                                                                              TOTAL CONSIDERATION
                                                                     SHARES PURCHASED                                   AVERAGE
                                                                --------------------------  ------------------------   PRICE PER
                                                                  NUMBER(1)      PERCENT      AMOUNT       PERCENT       SHARE
                                                                -------------  -----------  -----------  -----------  -----------
Existing Stockholders(2)......................................                          .%   $       .            .%   $
New Investors.................................................                          .%           .            .%
                                                                        ---         -----          ---        -----
                                                                                    100.0%   $       .        100.0%
                                                                        ---         -----          ---        -----
                                                                        ---         -----          ---        -----

-------

(1) Excludes      shares issuable upon exercise of options to be granted in
    connection with the Offering at an exercise price equal to the Offering
    price and      shares of Common Stock issuable upon exercise of warrants at
    an exercise price of $   per share. To the extent any of these options or
    warrants are exercised, new investors would suffer further dilution. See "Management--Employee Benefit Plans-- Omnibus Plan" and "Shares Eligible for Future Sale."

(2) Approximately 91.5% of the shares of Common Stock owned by existing stockholders have been held by them since 1982.

                                 CAPITALIZATION

    The following table sets forth the Company's capitalization at June 30, 1997
(a) on a historical basis and (b) as adjusted to give effect to the sale by the
Company of      shares of Common Stock offered hereby at an assumed Offering
price of $     per share and the application of the net proceeds therefrom as described in "Use of Proceeds." The data set forth below should be read in conjunction with the other financial information presented elsewhere in this Prospectus.

                                                                                                JUNE 30, 1997
                                                                                            ----------------------
                                                                                             ACTUAL    AS ADJUSTED
                                                                                            ---------  -----------
                                                                                                (IN THOUSANDS)
Short-term debt, including current portion of long-term debt..............................  $           $
                                                                                            ---------  -----------
                                                                                            ---------  -----------
Long-term debt, net of current portion....................................................  $           $
Stockholders' equity(1):
  Preferred Stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and
    outstanding; no shares issued and outstanding as adjusted.............................  $  --       $  --
  Common Stock, $0.10 par value; 40,000,000 shares authorized,      shares issued and
    outstanding;      shares issued and outstanding as adjusted...........................
  Treasury stock, at cost,      shares....................................................
  Additional paid-in capital..............................................................
  Stockholder notes receivable............................................................
  Stock purchase warrants.................................................................
  Cumulative foreign currency translation adjustment......................................
  Retained earnings.......................................................................
    Total stockholders' equity............................................................
    Total capitalization..................................................................  $           $
                                                                                            ---------  -----------
                                                                                            ---------  -----------

-------

(1) Excludes exercise price to be paid in connection with the issuance of shares of Common Stock issuable upon exercise of options to be granted in connection with the Offering at an exercise price equal to the Offering
    price and      shares of Common Stock issuable upon exercise of warrants
    with an exercise price of $     per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected consolidated financial data for the Company as of and for each of the five fiscal years ended in the period September 30, 1996 have been derived from the consolidated financial statements of the Company. The selected consolidated financial data for the Company as of and for each of the three fiscal years ended in the period September 30, 1996 have been derived from the Company's consolidated financial statements which are included elsewhere in this Prospectus and have been audited by Deloitte & Touche, LLP, independent certified public accountants, whose audit report is included herein. Such selected consolidated financial data should be read in conjunction with such financial statements and related notes thereto. The selected consolidated financial data at June 30, 1997 and for the nine months ended June 30, 1996 and 1997 have been derived from the unaudited consolidated financial statements of the Company which, in the opinion of the Company's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for the nine months ended June 30, 1997 are not necessarily indicative of results that may be expected for the full year. This data should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                                                NINE MONTHS ENDED
                                                                      YEARS ENDED SEPTEMBER 30,                      JUNE 30,
                                                        -----------------------------------------------------  --------------------
                                                          1992       1993       1994       1995       1996       1996       1997
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                                   (UNAUDITED)

INCOME STATEMENT DATA:
  Revenue:
    Rental revenues...................................  $  28,539  $  31,869  $  47,625  $  65,864  $  65,741  $  45,389  $  56,400
    Products sales and service revenues...............      2,593      3,384      6,187      9,046     11,397      8,042     10,688
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenues..................................     31,132     35,253     53,812     74,910     77,138     53,431     67,088
  Rental costs........................................     10,395     12,320     18,775     26,288     26,425     18,267     22,342
  Product sales and service costs.....................      1,649      2,288      4,284      6,637      7,783      5,601      7,409
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit........................................     19,088     20,645     30,753     41,985     42,930     29,563     37,337
  Selling, general and administrative expense.........     13,343     13,170     19,181     28,163     30,077     22,230     25,124
  Research and development expense....................      1,948      2,347      3,033      3,283      4,404      2,947      4,684
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income....................................      3,797      5,128      8,539     10,539      8,449      4,386      7,529
  Interest expense....................................      1,675      1,606      1,805      2,788      3,092      2,437      2,692
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before taxes and extraordinary loss..........      2,122      3,522      6,734      7,751      5,357      1,949      4,837
  Income taxes........................................        773      1,253      2,400      3,037      2,238        813      2,054
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before extraordinary loss....................      1,349      2,269      4,334      4,714      3,119      1,136      2,783
  Extraordinary loss from early extinguishment of debt
    (net of tax of $389)..............................     --         --            756     --         --         --         --
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income..........................................  $   1,349  $   2,269  $   3,578  $   4,714  $   3,119  $   1,136  $   2,783
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income per share................................  $          $          $          $          $          $          $
  Cash dividends per share(1).........................
  Weighted average shares outstanding.................
OTHER DATA:
  EBITDA(2)...........................................  $   8,084  $  10,230  $  14,874  $  19,159  $  18,518  $  11,929  $  16,169
  Capital expenditures................................      5,503     11,050     13,566     20,748     12,587      9,125     19,880

                                                                            SEPTEMBER 30,
                                                        -----------------------------------------------------
                                                          1992       1993       1994       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------     JUNE 30, 1997
                                                                                                               --------------------
                                                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Total assets........................................  $  30,607  $  37,626  $  57,223  $  73,007  $  77,573  $      89,925
  Total debt..........................................     13,574     16,648     27,497     34,870     37,349         45,399
  Stockholders' equity................................     11,085     13,303     16,631     21,329     24,538         27,560

---------

(1) After the Offering, the Company does not anticipate paying any cash dividends on the Common Stock for the foreseeable future and anticipates that future earnings will be retained to finance future operations and expansion. See "Dividend Policy."

(2) EBITDA is calculated herein as income before income taxes plus depreciation, amortization and net interest expense. The Company believes that EBITDA serves as an important financial analysis tool for measuring and comparing financial information such as liquidity, operating performance and leverage. EBITDA should not be considered an alternative to net income or other cash flow measures determined under generally accepted accounting principals as an indicator of the Company's performance or liquidity. EBITDA as disclosed herein may not be comparable to EBITDA as disclosed by other companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following is a discussion of the financial condition and results of operations of the Company for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine-month periods ended June 30, 1996 and 1997. This discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

GENERAL

    The Company is a leading designer and manufacturer of automated lighting systems and products which are marketed exclusively through its domestic and international facilities and an independent distributor network. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems and other products and provides services to the entertainment industry, including markets such as concert touring, theatre, television and film and corporate events. In addition, the Company sells its Irideon-Registered Trademark- automated lighting systems for use in a wide variety of architectural applications.

    The Company's revenues are generated through the rental of lighting and sound systems and equipment, and through sales of related products and services and architectural lighting systems. Rental revenues include revenues generated from leases of VARI*LITE-Registered Trademark- automated lighting systems, concert sound systems and conventional lighting equipment. Revenues from product sales and services include custom stage construction and stage set design, design and production management services and the sale of Irideon-Registered Trademark- automated lighting systems and related products.

    Rental revenues were $47.6 million, $65.9 million and $65.7 million or 88.5%, 87.9% and 85.2% of total revenues during fiscal 1994, 1995 and 1996, respectively. The vast majority of the Company's rental revenues are earned from the rental of VARI*LITE-Registered Trademark- automated lighting systems, with the remainder from the rental of concert sound systems and conventional lighting equipment. The Company's rental revenues are recorded as earned over the term of each contract except for revenues from sales-type leases which are recorded and typically paid at the inception of the lease. Sales-type leases are long-term leases for the Company's VARI*LITE-Registered Trademark- automated lighting systems and are accounted for as sales for financial accounting purposes. Revenues from sales-type leases were $4.4 million, $9.9 million and $4.5 million during fiscal 1994, 1995 and 1996, respectively. Because sales-type lease revenues are recorded in their entirety at the inception of the lease, wide variations in revenues and earnings in any given quarter can occur. Rental costs consist of direct costs of maintaining, supporting and delivering the rental equipment and the depreciation costs of the capital expenditures incurred to manufacture or purchase the rental equipment. The Company depreciates rental equipment over periods of five to ten years. The direct costs associated with sales-type leases include the net book value of the equipment rented which is expensed in its entirety at the inception of the lease.

    The Company generates sales revenue from its custom stage construction and stage set design services, design and production management services to corporations and business associations for conventions, business meetings and special events and sales of Irideon-Registered Trademark- automated lighting systems. The Company first introduced its Irideon-Registered Trademark- lighting system in 1993 and revenues from the Irideon-Registered Trademark- product line have increased from $0.8 million in fiscal 1994 to $2.6 million in fiscal 1996, and $3.3 million for nine-month period ended June 30, 1997. During fiscal 1994, 1995 and 1996, the Company's Irideon-Registered Trademark- product line experienced operating losses of $0.1 million, $0.9 million and $1.2 million, respectively, due to start-up costs. To date, the gross margin percentage of Irideon-Registered Trademark-products has been lower than those of the Company's rental business. Although the gross margin percentage of Irideon-Registered Trademark- products is expected to improve, it is expected to remain below that of the Company's rental business.

    The following table reflects the percentages of total revenues by market:

                                                                                                  NINE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30,
                                                                                                       JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1994       1995       1996       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
Concert Touring...............................................       48.5%      38.2%      33.0%      31.0%      30.9%
Theatre.......................................................       19.3       20.6       22.7       20.9       25.1
Television and Film...........................................       13.7       12.9       16.3       18.3       15.4
Corporate Events..............................................       11.1       14.0       12.2       13.9       12.8
Other.........................................................        7.4       14.3       15.8       15.9       15.8
                                                                ---------  ---------  ---------  ---------  ---------
Total Revenue.................................................      100.0%     100.0%     100.0%     100.0%     100.0%
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

    Although the Company expects revenues earned from concert touring (primarily rental revenues) to continue to represent a significant percentage of the Company's total revenues, during the past three fiscal years, concert touring revenues have decreased as a percentage of the Company's total revenues due to an increase in rental revenues generated from the Company's other customer markets. The Company has experienced fluctuations in its concert touring revenues because of the unpredictable nature of the timing and duration of such tours and expects such fluctuations to continue in the future.

    The following table reflects the Company's geographic region revenues as a percentage of total revenues (see Note J of the "Notes to Consolidated Financial Statements"):

                                                                                                  NINE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30,
                                                                                                       JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1994       1995       1996       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
North America.................................................       63.0%      53.1%      50.7%      51.6%      51.1%
Europe........................................................       23.7       33.8       34.5       34.3       34.9
Asia..........................................................       13.3       13.1       14.8       14.1       14.0
                                                                ---------  ---------  ---------  ---------  ---------
  Total Revenue...............................................      100.0%     100.0%     100.0%     100.0%     100.0%
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

    The majority of the increase in European revenues in fiscal 1995 resulted from the Company's VLEH acquisition for approximately $6.0 million on March 31, 1994. These companies provided lighting services and custom stage construction and stage set design services and included the Company's London, England VARI*LITE-Registered Trademark- distributor. This acquisition was accounted for by the Company using the purchase method of accounting. In addition to London, the Company has offices in Tokyo, Hong Kong and Madrid. The Company anticipates that foreign revenues will remain a significant part of the Company's total revenues as the demand for entertainment in foreign markets continues to increase.

RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain income statement data and other data for the indicated periods:

                                                                             YEARS ENDED SEPTEMBER 30,      NINE MONTHS ENDED
                                                                                                                 JUNE 30,
                                                                          -------------------------------  --------------------
                                                                            1994       1995       1996       1996       1997
                                                                          ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Rental revenues.......................................................       88.5%      87.9%      85.2%      84.9%      84.1%
  Product sales and service revenues....................................       11.5       12.1       14.8       15.1       15.9
                                                                          ---------  ---------  ---------  ---------  ---------
    Total revenues......................................................      100.0      100.0      100.0      100.0      100.0
  Rental costs..........................................................       34.9       35.1       34.3       34.2       33.3
  Product sales and service costs.......................................        8.0        8.9       10.1       10.5       11.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Gross margin..........................................................       57.1       56.0       55.6       55.3       55.7
  Selling, general and administrative expense...........................       35.6       37.5       39.0       41.6       37.5
  Research and development expense......................................        5.6        4.4        5.7        5.5        7.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Operating income......................................................       15.9       14.1       10.9        8.2       11.2
  Interest expense......................................................        3.4        3.7        4.0        4.6        4.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Income before taxes and extraordinary loss............................       12.5       10.4        6.9        3.6        7.2
  Incomes taxes.........................................................        4.5        4.1        2.9        1.5        3.1
                                                                          ---------  ---------  ---------  ---------  ---------
  Income before extraordinary loss......................................        8.0        6.3        4.0        2.1        4.1
  Extraordinary loss....................................................        1.4     --         --         --         --
                                                                          ---------  ---------  ---------  ---------  ---------
  Net income............................................................        6.6%       6.3%       4.0%       2.1%       4.1%
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  Rental revenues.......................................................      100.0%     100.0%     100.0%     100.0%     100.0%
  Rental costs..........................................................       39.4       39.9       40.2       40.2       39.6
                                                                          ---------  ---------  ---------  ---------  ---------
  Rental gross margin...................................................       60.6%      60.1%      59.8%      59.8%      60.4%
  Product sales and service revenues....................................      100.0%     100.0%     100.0%     100.0%     100.0%
  Product sales and service costs.......................................       69.2       73.4       68.3       69.6       69.3
                                                                          ---------  ---------  ---------  ---------  ---------
  Product sales and service gross margin................................       30.8%      26.6%      31.7%      30.4%      30.7%

  EBITDA................................................................       27.6%      25.6%      24.0%      22.3%      24.1%

NINE MONTHS ENDED JUNE 30, 1997 COMPARED TO NINE MONTHS ENDED JUNE 30, 1996

    REVENUES. Total revenues increased 25.6%, or $13.7 million, to $67.1 million in the nine-month period ended June 30, 1997, compared to $53.4 million in the nine-month period ended June 30, 1996. The revenue increase was attributable primarily to the factors set forth below.

    Rental revenues increased 24.3%, or $11.0 million, to $56.4 million in the nine-month period ended June 30, 1997, compared to $45.4 million in the nine-month period ended June 30, 1996. This increase was primarily the result of an overall increase in concert touring revenues due to an improved concert touring market during the nine-month period ended June 30, 1997 compared to the nine-month period ended June 30, 1996. As a result, the Company experienced increased rental revenues from both automated lighting systems and sound systems, as well as from other related products and services. Rental revenues from sales-type leases accounted for approximately 33.5%, or $3.7 million, of the increase in rental revenues in the nine-month period ended June 30, 1997, compared with the nine-month period ended June 30, 1996. The increase in sales-type lease revenues was primarily due to significant leases with a new theatrical production and an amusement park.

    Product sales and service revenues increased 32.9%, or $2.7 million, to $10.7 million in the nine-month period ended June 30, 1997, compared to $8.0 million in the nine-month period ended June 30, 1996. This increase was primarily due to sales of the Company's Irideon-Registered Trademark- automated lighting products which increased 123.2%, or $1.8 million, to $3.3 million in the nine-month period ended June 30, 1997, compared to $1.5 million in the nine-month period ended June 30, 1996. The remainder of the increase was primarily attributable to the increase in revenues from stage construction services as a result of increased concert touring activity.

    RENTAL COSTS. Rental costs increased 22.3%, or $4.0 million, to $22.3 million in the nine-month period ended June 30, 1997, compared to $18.3 million in the nine-month period ended June 30, 1996. Rental costs as a percentage of rental revenues decreased to 39.6% in the nine-month period ended June 30, 1997, from 40.2% in the nine-month period ended June 30, 1996. The decrease in rental costs as a percentage of total rental revenues was primarily due to higher utilization of the Company's rental equipment and other fixed charges during the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996. Also contributing to this decrease was a decrease in sales-type lease costs as a percentage of sales-type lease rental revenues in the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996. The decrease in sales-type lease costs was due to the leasing of older equipment during the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 32.3%, or $1.8 million, to $7.4 million in the nine-month period ended June 30, 1997, compared to $5.6 million in the nine-month period ended June 30, 1996. Product sales and service costs as a percentage of product sales and service revenues decreased to 69.3% in the nine-month period ended June 30, 1997, from 69.6% in the nine-month period ended June 30, 1996. The decrease in product sales and service costs as a percentage of the related revenues was primarily due to the Irideon-Registered Trademark- product line, which experienced improved production efficiencies and an increase in direct sales. Partially offsetting this decrease was an increase in product sales and service costs for the Company's custom stage construction business that were subcontracted by the Company during the 1997 period, compared to the 1996 period. Product sales and service costs associated with subcontracted services are generally higher than costs associated with services provided directly by the Company.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased 13.0%, or $2.9 million, to $25.1 million in the nine-month period ended June 30, 1997, compared to $22.2 million in the nine-month period ended June 30, 1996. This increase resulted primarily from payroll and related costs to support the Company's continued growth. This expense as a percentage of total revenues decreased to 37.5% in the nine-month period ended June 30, 1997, from 41.6% in the nine-month period ended June 30, 1996, due to costs incurred during fiscal year 1996, resulting from increases in personnel and improvements in information systems.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 58.9%, or $1.8 million, to $4.7 million in the nine-month period ended June 30, 1997, compared to $2.9 million in the nine-month period ended June 30, 1996. This expense as a percentage of total revenues increased to 7.0% in the nine-month period ended June 30, 1997, from 5.5% in the nine-month period ended June 30, 1996. These increases were primarily the result of an increase in the employee-related costs associated with adding research and development engineers during fiscal 1996 and the nine-month period ended June 30, 1997.

    INTEREST EXPENSE. Interest expense increased 10.5%, or $0.3 million, to $2.7 million in the nine-month period ended June 30, 1997, compared to $2.4 million in the nine-month period ended June 30, 1996. This increase was attributable to additional long-term borrowings incurred by the Company to fund capital expenditures.

    INCOME TAXES. Effective tax rates in the nine-month periods ended June 30, 1997 and 1996 were 42.5% and 41.7%, respectively.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1995

    REVENUES. Total revenues increased 3.0%, or $2.2 million, to $77.1 million in the fiscal year ended September 30, 1996, compared to $74.9 million in the fiscal year ended September 30, 1995. The revenue increase was attributable primarily to the factors set forth below.

    Rental revenues decreased $0.2 million to $65.7 million in fiscal 1996, compared to $65.9 million in fiscal 1995. This decrease was primarily the result of a 54.2%, or $5.4 million, decrease in rental revenues from sales-type leases, which decreased to $4.5 million in fiscal 1996, compared to $9.9 million in fiscal 1995, primarily due to one major casino installation and an increase in the cloning of several major touring theatrical productions in fiscal 1995. Additionally, the Company experienced an overall decrease in concert touring revenues in fiscal 1996 as a result of a downturn in the concert touring market compared with fiscal 1995 when the Company earned significant revenues from the Rolling Stones Voodoo Lounge tour. These decreases were offset by increased revenues earned from the Company's VARI*LITE-Registered Trademark- automated lighting systems as more of these products were available for rental as a result of fiscal 1995 capital expenditures, including an increase in automated lighting rental revenues in Japan.

    Product sales and service revenues increased 26.0%, or $2.4 million, to $11.4 million in fiscal 1996, compared to $9.0 million in fiscal 1995. Product sales and service revenues increased as a percentage of total revenues to 14.8% in fiscal 1996, from 12.1% in fiscal 1995. This increase in revenue was primarily due to sales of Irideon-Registered Trademark- automated lighting products which increased 180.9%, or $1.7 million, to $2.6 million in fiscal 1996, compared to $0.9 million in fiscal 1995.

    RENTAL COSTS. Rental costs increased 0.5%, or $0.1 million, to $26.4 million in fiscal 1996, compared to $26.3 million in fiscal 1995. Rental costs as a percentage of rental revenues increased to 40.2% in fiscal 1996, from 39.9% in fiscal 1995. This increase was primarily the result of increased sales-type lease costs as a percentage of sales-type lease rental revenues in fiscal 1996 when compared to fiscal 1995, due to the leasing of newer equipment during fiscal 1996 when compared to fiscal 1995.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 17.3%, or $1.2 million, to $7.8 million in fiscal 1996 compared to $6.6 million in fiscal 1995. Product sales and service costs as a percentage of product sales and service revenues decreased from 73.4% in fiscal 1995 to 68.3% in fiscal 1996. The decrease in these costs as a percentage of their related revenues was primarily the result of operating improvements in the Company's custom stage construction business.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased 6.8%, or $1.9 million, to $30.1 million in fiscal 1996, compared to $28.2 million in fiscal 1995. This expense as a percentage of revenues increased to 39.0% in fiscal 1996 from 37.5% in fiscal 1995. These increases primarily resulted from increased payroll and related costs and depreciation expense associated with continued growth through increases in personnel and improvements in information systems.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 34.1%, or $1.1 million, to $4.4 million in fiscal 1996, compared to $3.3 million in fiscal 1995. This expense as a percentage of revenues increased to 5.7% in fiscal 1996, from 4.4% in fiscal 1995. These increases were primarily the result of an increase in the employee-related costs associated with adding 16 research and development engineers during fiscal 1996.

    INTEREST EXPENSE. Interest expense increased 10.9%, or $0.3 million, to $3.1 million in fiscal 1996, compared to $2.8 million in fiscal 1995. This increase was attributable to additional long-term borrowings incurred by the Company to fund capital expenditures in fiscal 1995 and 1996.

    INCOME TAXES. Effective tax rates in fiscal 1996 and 1995 were 41.7% and 39.2%, respectively.

FISCAL YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1994

    REVENUES. Total revenues increased 39.2%, or $21.1 million, to $74.9 million in fiscal 1995 compared to $53.8 million in fiscal 1994. Approximately 56.2% of the growth in total revenues, or $11.9 million, was attributable to revenues generated from Vari-Lite Europe Holdings Limited ("VLEH"), the Company's London, England based subsidiary which was formed to acquire three companies on March 31, 1994. As a result, only six months of VLEH's operations were included in fiscal 1994. Also during fiscal 1995, the Company earned $8.9 million, or approximately 11.9% of total revenues, from the rental of automated lighting and sound systems and other lighting products and services used on the Rolling Stones Voodoo Lounge tour.

    Rental revenues increased 38.3%, or $18.3 million, to $65.9 million in fiscal 1995, compared to $47.6 million in fiscal 1994. Approximately 48.1% of the growth in rental revenues, or $8.8 million, was attributable to an increase in revenues from the VLEH acquisition. Rental revenues from sales-type leases accounted for approximately 30.0%, or $5.5 million, of the increase in rental revenues from fiscal 1994 to fiscal 1995. The increase in sales-type lease revenues was primarily due to one major casino installation and an increase in the cloning of several major touring theatrical productions in fiscal 1995. The remainder of the increase in rental revenues was primarily due to revenues earned from the Rolling Stones Voodoo Lounge tour and an overall increase in automated lighting rental revenues in Japan.

    Product sales and service revenues increased 46.2%, or $2.8 million, to $9.0 million in fiscal 1995, compared to $6.2 million in fiscal 1994. Product sales and service revenues increased as a percentage of total revenues to 12.1% in fiscal 1995, from 11.5% in fiscal 1994. These increases were primarily attributable to the VLEH acquisition.

    RENTAL COSTS. Rental costs increased 40.0%, or $7.5 million, to $26.3 million in fiscal 1995, compared to $18.8 million in fiscal 1994. Rental costs as a percentage of rental revenues increased to 39.9% in fiscal 1995, from 39.4% in fiscal 1994.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 54.9%, or $2.3 million, to $6.6 million in fiscal 1995, compared to $4.3 million in fiscal 1994. Product sales and service costs as a percentage of product sales and service revenues increased to 73.4% in fiscal 1995 from to 69.2% in fiscal 1994. These increases were primarily the result of higher than anticipated costs to build custom stages and stage sets for customers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expenses increased 46.8%, or $9.0 million, to $28.2 million in fiscal 1995, compared to $19.2 million in fiscal 1994. This expense as a percentage of revenues increased to 37.5% in fiscal 1995 from 35.6% in fiscal 1994. These increases were partially due to the non-recurring costs associated with the VLEH acquisition in fiscal 1994 and an increase in consulting and employee benefit expenses as a result of the Company's initiatives to improve its human resource and process management. During fiscal 1995, the Company established the ESOP and Equivalence Plan (as hereinafter defined) and accrued contributions to them of an aggregate of $0.8 million. This increase was also partially due to unusually high design modification costs to improve performance of certain rental equipment and costs to make certain VARI*LITE-Registered Trademark- products compliant with international safety regulations. The remainder of the increase in selling, general and administrative expense resulted primarily from payroll and related costs to support continued growth.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 8.2%, or $0.3 million, to $3.3 million in fiscal 1995, compared to $3.0 million in fiscal 1994. This increase in research and development expense was primarily attributable to costs incurred in connection with the development of the Company's Irideon-Registered Trademark- products. This expense as a percentage of revenues decreased to 4.4% in fiscal 1995, from 5.6% in fiscal 1994.

    INTEREST EXPENSE. Interest expense increased 54.5%, or $1.0 million, to $2.8 million in fiscal 1995, compared to $1.8 million in fiscal 1994. This increase was attributable to additional long-term borrowings incurred by the Company to fund the VLEH acquisition in fiscal 1994 and other capital expenditures in fiscal 1994 and 1995 primarily associated with an increase in rental assets.

    INCOME TAXES. Effective tax rates in fiscal 1995 and 1994 were 39.2% and 35.6%, respectively. The increase in the effective tax rate in fiscal 1995 was primarily due to increased earnings from the Company's subsidiary in Japan, which are taxed at a higher rate than the Company's other earnings, and increased earnings in certain states in which the Company is subject to state income tax.

    EXTRAORDINARY LOSS. During fiscal 1994, the Company entered into the Credit Agreement, the proceeds of which were used to refinance outstanding indebtedness under then existing credit facilities, to fund the VLEH acquisition and to build rental equipment. The Company incurred prepayment penalties, net of taxes, of $0.8 million relating to the early extinguishment of the existing debt. See "--Liquidity and Capital Resources."

QUARTERLY FLUCTUATIONS AND SEASONALITY

    The following table sets forth certain income statement data and EBITDA for each of the Company's last 15 quarters, which were derived from unaudited financial statements of the Company. In the opinion of the Company's management, this income statement data contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof.

                                                                      QUARTERS ENDED
                                                    --------------------------------------------------
                                                    DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                    ------------  -----------  ---------  ------------  FISCAL YEAR
                                                                                                        -----------
                                                                      (IN THOUSANDS)
                   Fiscal 1994
Total Revenues....................................   $    9,778    $   9,591   $  15,160   $   19,283    $  53,812
EBITDA............................................        2,659        2,025       3,720        6,470       14,874
Operating income..................................        1,321          633       2,019        4,566        8,539
                   Fiscal 1995
Total Revenues....................................   $   18,648    $  17,234   $  19,314   $   19,714    $  74,910
EBITDA............................................        6,224        4,027       4,495        4,413       19,159
Operating income..................................        4,267        1,951       2,284        2,037       10,539
                   Fiscal 1996
Total Revenues....................................   $   16,791    $  16,995   $  19,645   $   23,707    $  77,138
EBITDA............................................        3,648        3,436       4,845        6,589       18,518
Operating income..................................        1,186          915       2,285        4,063        8,449
                   Fiscal 1997
Total Revenues....................................   $   22,326    $  22,384   $  22,378
EBITDA............................................        5,215        5,083       5,871
Operating income..................................        2,424        2,265       2,840

    The Company has experienced and is expected to continue to experience fluctuations in quarterly operating results, both between different quarters within the same fiscal year and with respect to the same quarter between different fiscal years. These fluctuations arise from several factors, including the timing and dollar value of sales-type leases with customers, the dependence of the Company on concert tours, which are unpredictable in timing and duration, the introduction of new products and general economic conditions both domestically and internationally. In addition, the Company's business is subject to seasonal fluctuations with the highest percentage of its revenues being generated in the summer months and the lowest percentage being generated in winter months. Because of the possibilities of significant fluctuations, results for any quarter may not be indicative of the results that may be achieved in a full year. While the Company expects to experience growth in its revenues and profits, there can be no assurance that the Company's historical levels of revenues or profits will be sustained, particularly on a quarterly basis. See "Risk Factors--Fluctuations in Operating Results and Seasonality."

LIQUIDITY AND CAPITAL RESOURCES

    Historically, the Company has financed its operations and capital expenditures with cash flow from operations, bank borrowings and advances from distributors and customers. The Company's operating activities generated cash flow of approximately $10.9 million, $12.2 million, $7.3 million and $4.7 million during fiscal 1994, 1995 and 1996 and for the nine months ended June 30, 1997, respectively.

    The Company intends to use the net proceeds of the Offering to repay indebtedness under the Credit Agreement. As of June 30, 1997, approximately $40.8 million was outstanding under the Credit Agreement (based on currency exchange rates as of June 30, 1997). The Credit Agreement contains compliance covenants, including requirements that the Company achieve certain financial ratios. In addition, the Credit Agreement places limitations on the ability to pay stockholder distributions, make capital expenditures, incur additional indebtedness, make certain loans or investments, sell assets or reacquire Common Stock. The Company incurs a commitment fee equal to 0.5% per annum on the average daily unused portion of the revolver which is payable quarterly. Substantially all of the Company's assets, except those pledged to distributors, are pledged as collateral under the Credit Agreement. The Company expects to obtain a new credit facility after completion of the Offering.

    The Company has hedged its currency fluctuation risk by borrowing in local currencies under the Credit Agreement. The Company is a party to two interest rate swap agreements which fix the Company's effective interest costs under a portion of the Credit Agreement. See "Risk Factors--Foreign Exchange Risks; International Trade Risk," "Use of Proceeds" and Note E of "Notes to Consolidated Financial Statements."

    The Company has funded the costs to manufacture automated lighting equipment to be rented to certain distributors with advances made by the distributors under the terms of the Company's distributorship agreements. The distributors typically advance to the Company an amount equal to the cost to manufacture the equipment, and enter into a four-year agreement whereby the distributors have the exclusive right to sublease the lighting equipment within defined market areas. Borrowings by the Company under these agreements, which are secured by liens against the applicable equipment, are repaid by the Company through future rentals due from the distributors under the terms of their distributorship agreements and bear interest at various rates ranging from 0% to 10.25% annually. Proceeds received under these distributorship agreements were approximately $1.0 million, $2.2 million and $1.7 million for fiscal 1994, 1995 and 1996, respectively, and outstanding borrowings from distributors at September 30, 1994, 1995 and 1996 and June 30, 1997 were approximately $2.1 million, $2.9 million, $2.8 million and $2.1 million, respectively. All amounts advanced by distributors are accounted for by the Company as short-term debt. See "Business--Marketing, Sales and Distribution."

    The Company has funded the cost to purchase computer equipment and office furniture and fixtures with advances from asset based lending institutions. Borrowings by the Company under agreements with such institutions typically amortize over three years and bear interest at various rates ranging from 8.25% to 10.40%. Proceeds received under this type of financing were approximately $0.2 million, $1.6 million, $1.8 million and $1.1 million for fiscal 1994, 1995 and 1996 and the nine-month period ended June 30, 1997, respectively, and borrowings outstanding at September 30, 1994, 1995 and 1996 and June 30, 1997 were approximately $0.4 million, $1.7 million, $2.8 million and $3.0 million, respectively.

    The Company has also used customer advances or deposits on contracts to fund short-term working capital and immediate capital expenditure needs for specific contracts. As of September 30, 1994, 1995 and 1996 and June 30, 1997, the Company had outstanding payables on customer deposits on contracts of approximately $1.3 million, $1.2 million, $1.2 million and $1.8 million, respectively.

    Dividends paid to stockholders totaled approximately $0.6 million with respect to each of fiscal 1994, 1995 and 1996, and $0.2 million with respect to fiscal 1997 through June 30, 1997. The Company intends to pay additional dividends of approximately $0.4 million to its stockholders prior to the consummation of the Offering. The Company does not anticipate paying any additional cash dividends after the consummation of the Offering. See "Dividend Policy."

    The Company's business requires significant capital expenditures. Capital expenditures for the fiscal years ended September 30, 1994, 1995 and 1996 were approximately $13.6 million, $20.7 million and $12.6 million, respectively, of which approximately $12.2 million, $18.0 million and $10.2 million were for rental equipment inventories. The majority of the Company's revenues are generated through the rental of automated lighting and concert sound systems and, as such, the Company must maintain a significant amount of rental equipment to meet customer demands. Total rental equipment inventories increased from approximately $49.2 million at the beginning of fiscal 1994 to $102.9 million at June 30, 1997. This increase primarily consisted of automated lighting equipment, the majority of which consisted of recently designed lighting equipment and additional equipment to resolve shortages that the Company has experienced and to replace equipment taken out of rental inventory for sales-type leases. The Company's management anticipates capital expenditures of approximately $23.0 million during fiscal 1997, primarily for expansion of rental inventories.

    The Company invests heavily in management information systems, believing them to be a key factor in the Company's ability to remain ahead of its competitors. In fiscal 1995 and 1996, the Company invested approximately $2.2 million constructing a wide-area network throughout the United States and implementing Oracle financial and manufacturing applications. This computer system is expected to meet the anticipated needs of the Company for the foreseeable future.

    The Company had a working capital deficit of approximately $2.0 million, $4.8 million and $0.6 million at September 30, 1994, 1995 and 1996, respectively, and a working capital surplus of approximately $0.5 million at June 30, 1997. The Company has historically maintained working capital deficits since the bulk of its revenue generating assets are classified as long-term assets rather than current assets.

    In December 1995, the Company entered into a financing transaction with an unaffiliated special purpose entity which purchased a 32-acre site in the Dallas, Texas area for approximately $3.6 million and intends to build a 233,000 square foot facility. The Company is leasing this land for five years, with six five-year renewal options. The Company has the right to lease a building to be built on the land for a term that is identical to the land lease. The rental rate will be based on the total cost of the project, which is expected to be approximately $18.0 million. The Company has an option to purchase the property at any time during the term of the lease for its original cost. The Company intends to consolidate all of its Dallas, Texas based operations in this new facility when it is completed, which is expected to be in fiscal 2000. This financing arrangement will be accounted for as an operating lease for financial reporting purposes. See "Business--Properties".

    The Company has capitalized and expects to continue to capitalize its costs relating to the High End Lawsuit (approximately $2.5 million as of June 30, 1997, and an estimated additional $1.6 million through consummation of the trial). Unless the Company receives a judgment in this litigation that at least one of its patents has been infringed and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as an expense in the period that the judgment is rendered. See "Risk Factors--Capitalized Litigation Costs" and "Business--Litigation."

    Management believes that cash flow generated from operations, combined with the net proceeds from the Offering and borrowing capacity under the Credit Agreement (after giving effect to the application of the proceeds of the Offering) should be sufficient to fund its anticipated operating needs and capital expenditures for at least twelve months after the date of the Offering. However, because the Company's future operating results will depend on a number of factors, including the demand for the Company's products and services, the level of competition, the success of the Company's research and development programs, the ability to achieve competitive and technological advances and general and economic conditions and other factors beyond the Company's control, there can be no assurance that sufficient capital resources will be available to fund the expected expansion of its business beyond such period.

INFLATION

    The Company has generally been able to offset cost increases with increases in the rental rates and sales prices charged for its products and services. Accordingly, the Company does not believe that inflation has had a material effect on its results of operations to date. However, there can be no assurance that the Company's business will not be adversely affected by inflation in the future.

                                    BUSINESS

GENERAL

    The Company is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring, theatre, television and film and corporate events. In 1981, the Company revolutionized the professional entertainment lighting industry by inventing the VARI*LITE-Registered Trademark- system, the first automated lighting system that allowed real-time, computerized, remote control of light beam features such as color, size, shape, position and intensity. As a result, the VARI*LITE-Registered Trademark- brand name has become recognized as the preeminent brand name for automated lighting. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems exclusively through a domestic and international network of Company-owned offices and independent distributors.

    The Company believes that its position as an industry leader results from its broad range of innovative and technologically superior products, its longstanding collaborative relationship with participants in the entertainment industry, its worldwide distribution system and its dedication to customer service. The Company continuously addresses the technical and creative needs of its customers by designing and manufacturing products that in many instances have become the industry standard. Lighting designers using the Company's automated lighting systems have won Tony-Registered Trademark- Awards for Broadway lighting design every year since 1990, and the Company won an Emmy-TM-Award for Outstanding Achievement in Engineering for television in 1991 and 1994. For its accomplishments in the concert touring market, the Company was named by Performance Magazine as the "Lighting Company of the Year" six times since 1989 and the "Equipment Manufacturer of the Year/Lighting" ten times since 1983.

    The Company has capitalized on the growth of the entertainment industry and has demonstrated its ability to broaden the application of its existing technology and to develop new lighting systems and products to create and penetrate new markets.

    - CONCERT TOURING. The Company initially designed its systems to serve the concert touring market and remains a leader in that market. The Company's customers have included such notable performers as The Rolling Stones, Phil Collins, Genesis, Pink Floyd, Paul McCartney, David Bowie, Elton John, Tina Turner, Sting, Reba McEntire, Vince Gill, Barbara Streisand, Diana Ross, Whitney Houston, Sheryl Crow, Pearl Jam and the Indigo Girls.

    - THEATRE. By developing the first virtually silent automated lighting fixture, the Company secured a significant competitive advantage in the theatre market, including touring theatre shows. The Company's systems have been used in such shows as CHICAGO, MISS SAIGON, SUNSET BOULEVARD, KISS OF THE SPIDER WOMAN, THE WILL ROGERS FOLLIES, TOMMY, GREASE, HOW TO SUCCEED IN BUSINESS WITHOUT REALLY TRYING, BRING IN 'DA NOISE BRING IN 'DA FUNK, JESUS CHRIST SUPERSTAR, MARTIN GUERRE, JEKYLL & HYDE, OLIVER, RAGTIME and SHOW BOAT.

    - TELEVISION AND FILM. The Company successfully leveraged its versatile product line to become a leading provider of automated lighting to the television market and to increase its penetration of the film market. The Company has provided automated lighting for the Academy Awards, Emmy-TM-Awards, Grammy Awards, Country Music Awards, MTV Music Awards and other awards shows, as well as television shows such as THE TONIGHT SHOW WITH JAY LENO, THE LATE SHOW WITH DAVID LETTERMAN, WHEEL OF FORTUNE, SATURDAY NIGHT LIVE, HOME IMPROVEMENT and AMERICAN GLADIATORS, and the movies FORREST GUMP, BATMAN FOREVER, WAYNE'S WORLD and SISTER ACT, among others. VARI*LITE-Registered Trademark- automated lighting fixtures or "luminaires" are also installed in ABC's New York studios, where they are used for PRIME TIME LIVE, 20/20 and GOOD MORNING AMERICA.

    - CORPORATE EVENTS. The Company is continuing to expand its presence in the corporate events market by providing automated lighting systems for conventions, business meetings, new product launches and special events. The Company's systems have been used in events for Sony, Nike, IBM, Sprint, Oldsmobile and Microsoft, among others.

    - ARCHITECTURAL. Recently, the Company has targeted the lighting needs of architectural markets such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks. The Company's Irideon-Registered Trademark- automated lighting system product line, which is in the development stage, is designed specifically for such architectural lighting applications.

    The Company's VARI*LITE-Registered Trademark- systems incorporate advanced proprietary and patented technology in both lighting fixtures and control consoles. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaries simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The Company is also a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

INDUSTRY

    In the early 1980's, the concert touring market was the first to recognize that automated lighting could be used not only to augment a performance but also as an additional source of entertainment. Today, lighting and lighting design play an integral role in the entertainment industry, providing illumination of concert, theatre, television and film performers for the audience, as well as creating special effects to augment the performance. According to an industry source, the concert touring market in North America has grown at an annual rate of approximately 6% over the past nine years, as measured by major headliner arena ticket sales. The Company believes that the international concert touring market will grow at a faster rate because it is at an earlier stage in its development.

    The theatre market, as measured by the North American live theatre box office receipts, has grown by an annual rate of approximately 11% over the last ten years according to VARIETY. More importantly, touring shows, for which the Company's automated lighting systems are ideally suited, accounted for 60% of the total market in 1996 compared to 52% in 1986. The Company believes that the North American and international theatre markets continue to represent a significant opportunity for the Company.

    In recent years, lighting designers have begun to utilize entertainment lighting in new settings such as corporate meetings, restaurants, casinos, cruise ships and retail settings. The Company has broadened the application of its existing technologies to address this demand, including the development of its Irideon-Registered Trademark-product line for architectural use. The Company expects the demand for entertainment lighting in both existing and new settings to increase in the future.

STRATEGY

    The Company's principal objectives are to maintain its worldwide leadership positions in its existing markets and to create demand for its products in new markets. The key elements of this strategy include:

    - MAINTAINING ITS COMMITMENT TO INNOVATION. The Company will remain committed to research and development, designing innovative technologies for use in multiple products. By continuing to develop leading edge, proprietary automated lighting products with novel and versatile features, the Company expects to maintain its leadership positions in existing markets and create demand for its products in new markets.

    - EXPANDING ITS WORLDWIDE DISTRIBUTION CAPABILITIES. The Company is committed to leveraging its position as an industry leader in automated lighting by expanding its domestic and international distribution channels by opening new offices, affiliating with additional independent distributors and acquiring complementary businesses. The Company intends to increase its focus as a full-service provider of quality products and services by further expanding and diversifying its worldwide inventory and distribution system, improving its extensive education and training programs and continuing to emphasize customer service. The Company expects to significantly expand its recent efforts to offer a full range of lighting services and products, including conventional lighting products, in order to compete effectively for all of its customers' lighting needs.

    - CONTINUING TO OFFER VALUE-ADDED COMPLEMENTARY SERVICES. The Company intends to continue providing complementary sound, conventional lighting, custom stage and stage set, and design and production management products and services, thereby offering comprehensive solutions to its customers' needs and leveraging its customer relationships to maximize revenue.

PRODUCTS AND SERVICES

    AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS.

    The Company designs, manufactures and markets an extensive line of integrated automated lighting systems, including light fixtures, or "luminaires," control consoles and support equipment, and provides system operators and maintenance services. To accommodate users who prefer to operate the Company's lighting systems independently, the Company also conducts extensive training programs. The Company rents rather than sells its VARI*LITE-Registered Trademark- automated lighting systems.

    VL1-TM- LUMINAIRE. The Company's initial product, the revolutionary VL1-TM-luminaire, was the first automated luminaire using a dichroic filter color changing system, thereby becoming the first compact, easily transportable light capable of moving and changing beam intensity, position, movement, size, shape and color. The VL1-TM- luminaire was introduced in 1981 and remained in service until 1996.

    SERIES 200-TM- SYSTEM. The Company's VL2C-Registered Trademark- spot luminaire, VL4-Registered Trademark- wash luminaire and Artisan-Registered Trademark- Plus and mini-Artisan-Registered Trademark- 2 control consoles constitute the Company's Series 200-TM- system. Spot luminaires create a hard-edged, crisp beam which can be used for precisely focused illumination and visual effects, as well as for projecting custom light images such as faces and designs through the use of "gobos", designs etched into a piece of glass or cut into a piece of metal through which a light beam is directed to create an image. Each VL2C-Registered Trademark- spot luminaire model can change light color in one-tenth of a second and can produce more than 120 separate light colors through the use of the Company's patented color changing system. In designing the Series 200-TM- system, the Company patented a number of features which it believes makes the Company's light systems superior to those of its competitors. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and a computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaires simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The VL4-Registered Trademark- wash luminaire projects a dispersed soft-edge light beam for even illumination of objects and areas. The VL4-Registered Trademark- luminaire's patented color changing system allows the user to select 30 preset and 160 programmable colors from thousands of available colors and to change these colors in less than three-tenths of a second, or program the system for timed color cross-fades. In addition, the VL4-Registered Trademark-luminaire features precisely timed control of light intensity, including the ability to instantaneously turn the light fixture on and off. Continuous adjustment of diffusion and beam angle provides enhanced control of the beam shape.

    SERIES 300-TM- SYSTEM. The Company developed its Series 300-TM- automated lighting system principally to satisfy the demands of the theatre, television and film markets for virtually silent, light weight automated lighting products with sophisticated color changing features. The Company's Series 300-TM- system, including the VL5-Registered Trademark- wash luminaire, the VL6-Registered Trademark- spot luminaire and the VLM-TM- automated moving mirror, as well as the Artisan-Registered Trademark-Plus and mini-Artisan-Registered Trademark- 2 control consoles, also appeals to major concert touring clients who want to rent large systems. The VL5-Registered Trademark- luminaire is lighter than the VL4-Registered Trademark- luminaire, and its cold-mirror reflector both eliminates the need for noisy cooling fans and reduces the amount of heat the lights emit onto the stage. Color changes for the VL5-Registered Trademark- are controlled by a system that allows color cross-fades in as little as seven-tenths of a second and interchangeable lenses work with an internal diffusing mechanism to provide a wide variety of beam sizes and shapes. The VL6-Registered Trademark- spot luminaire is the companion to the VL5-Registered Trademark- wash luminaire, and has two interchangeable 12-position wheels of dichroic color filters and gobos for split second color and image changes and multi-color beams. The VL5Arc-TM- luminaire, which won the "Product of the Year/Lighting" for 1996, awarded by Lighting Dimensions magazine, has a brighter bulb than the VL5-Registered Trademark- luminaire and an innovative fluid-filled variable lens (patent pending) which allows beam size control. The VLM-TM-automated moving mirror is a dual-sided highly reflective Lexan-Registered Trademark- polycarbonate mirror panel. With its ability to both pan and tilt 360 degrees, the VLM-TM- automated moving mirror can be used to augment the effects produced by VARI*LITE-Registered Trademark- wash and spot luminaires, or it can be used with conventional lights to create limited beam motion at a very low cost.

    Although the Company's VL5-Registered Trademark- wash luminaires and VL6-Registered Trademark- spot luminaires are compatible with the industry-standard DMX 512 digital protocol and, as such, can be operated by DMX 512 control consoles, the Company's other products require the more sophisticated, higher performance of the Company's proprietary control consoles which use a high speed, bi-directional communications protocol. The Company's primary control console, the Artisan-Registered Trademark- Plus, provides control of up to 1,000 luminaires, dimmers and other equipment with up to 1,000 cues per channel, allowing the operator to control each luminaire or to store and play back preset cues. The Company also rents the smaller, less expensive mini-Artisan-Registered Trademark- 2 control console which has substantially the same capabilities as the Artisan-Registered Trademark- Plus control console, but requires longer programming time. Accordingly, the mini-Artisan-Registered Trademark- 2 control console is often used either where space is limited or as a back-up system to the Artisan-Registered Trademark- Plus control console.

    OTHER PRODUCTS AND SERVICES. The Company provides trained personnel to operate its automated lighting systems and offers training courses, maintenance and other support services to customers. The Company considers these services to be of critical importance to its business. The Company maintains extensive, custom-designed training facilities in its Dallas, Texas and London, England offices, where it trains both its own personnel and customers who find it more efficient to have their own personnel operate and maintain the VARI*LITE-Registered Trademark- equipment. The Company also provides smaller training facilities in its New York, Los Angeles and Tokyo offices.

    In addition to luminaires and control consoles, the Company rents related equipment required to operate the Company's systems, such as power and control signal distribution equipment, dimmers and cables. The Company has also developed a unique stackable, plastic injection-molded storage case for transporting its equipment. The Company's cases are custom-designed to protect VARI*LITE-Registered Trademark- equipment and last longer than the industry standard carpet covered wood or laminate cases. These cases are also significantly lighter than other cases, thereby reducing transportation costs.

    AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS.

    In 1994, the Company began to apply its existing automated lighting technologies to create its Irideon-Registered Trademark-products for the architectural lighting industry. Through its subsidiary Irideon, Inc. ("Irideon"), the Company sells Irideon-Registered Trademark- automated lighting products, even though it continues to rent all of its non-architectural products.

    AR500 LUMINAIRE-TM-. The AR500-TM- weather-proof wash luminaire is the Company's first product designed specifically for exterior illumination of objects such as monuments, bridges and commercial buildings. Like the Company's other products, the AR500-TM- luminaire uses the Company's patented color changing system to produce smooth color cross-fades through virtually the entire color spectrum. Various lenses permit the light beam size to be altered and a douser provides the ability to dim beam intensity. Lighting Dimensions Magazine named the AR500-TM- luminaire the "Product of the Year/Lighting", Architectural Category in 1993. Since its introduction, the Company has sold over 1,300 AR500-TM- luminaires.

    AR5-TM- LUMINAIRE. In 1996, the Company began selling interior architectural automated lights for use in permanent architectural installations. The AR5-TM- wash luminaire is the first product in a planned family of products for interior applications. This product uses new dichroic filter coatings, many plastic components and a newly-developed light source, which allow the Company to market less expensive products to lighting and interior designers, and does not require trained operators after the initial set-up. The AR5-TM- wash luminaire was named "Product of the Year/Lighting", Architectural Category in 1995 by Lighting Dimensions magazine and in 1996 won "Product of the Year" at Lightfair International.

    COMPOSER-REGISTERED TRADEMARK- CONTROL SYSTEM. The AR500-TM- and AR5-TM-luminaires both are operated with the Composer-Registered Trademark-control system. The Composer-Registered Trademark- is a Windows-Registered Trademark-95-based system that is programmable using a standard personal computer. After programming has been completed, the personal computer can be removed and lighting cues or sequences can be activated via an internal clock or from wall switches. The Composer-Registered Trademark- control system is DMX compatible which, among other things, allows it to operate products manufactured by others.

          AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS

                    FISCAL YEAR
PRODUCT              INTRODUCED                                     DESCRIPTION
------------------  ------------  --------------------------------------------------------------------------------
VL1-TM-                 1981      The original VARI*LITE-Registered Trademark- spot luminaire. Rendered obsolete in most markets by subsequent VARI*LITE-Registered Trademark- products.

VL2C-Registered         1986      A high intensity spot luminaire using an arc light bulb. Favored by concert,
Trademark-                        television and theatrical lighting designers due to its beam quality, motion control, bright colors and wide range of color choices.

VL4-Registered          1988      A wash luminaire using an arc light bulb and featuring a high speed douser. The
Trademark-                        brightness and precisely timed control of light intensity and beam size appeal to concert, theatre and television and film clients.

VL5-Registered          1992      A lighter, less expensive version of the VL4-Registered Trademark- wash
Trademark-                        luminaire using a tungsten light bulb. Silent operation, compactness and lighter weight appeal to theatrical, concert, television and film and corporate events users. Lower cost attracts both major concert touring clients wanting to lease larger systems and entry level concert touring clients with budgetary constraints.

VL5Arc-TM-              1997      A VL5-Registered Trademark- luminaire utilizing a 600 watt arc source for very high brightness and a beam control device. Used in productions where high brightness is required.

VL5B-TM-                1995      A VL5-Registered Trademark- luminaire with a color system designed for the television and theatre markets with an enhanced pastel range.

VL6-Registered          1994      A compact, virtually silent spot luminaire which is the companion to the
Trademark-                        VL5-Registered Trademark- wash luminaire. The brightness, small size and low cost of this luminaire appeal to all lighting disciplines, especially theatrical and television and film users as well as corporate events.

VL7-TM-                 1998      A high brightness, multi-feature spot luminaire. Expected to service all
                    (projected)   markets.

VLM-TM-                 1994      An automated dual-sided moving mirror able to pan and tilt 360 degrees. Appeals to both large and entry level concert touring clients.

                    FISCAL YEAR
PRODUCT              INTRODUCED                                     DESCRIPTION
------------------  ------------  --------------------------------------------------------------------------------
Artisan-Registered      1986      A computerized console required to control most of the Company's luminaires.
Trademark- Plus                   Uses a proprietary communications protocol which allows the operator more functionality, efficiency and control of lighting effects than the industry standard DMX 512 protocol.

Mini-Artisan-Registered     1994  A smaller, less expensive console designed to operate the Company's luminaires.
Trademark- 2                      Often used as a back-up console to the Artisan-Registered Trademark- Plus console.

           AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS

                       FISCAL YEAR
PRODUCT                 INTRODUCED                                    DESCRIPTION
---------------------  ------------  -----------------------------------------------------------------------------
  AR500-TM-                1993      A weather-proof wash luminaire with the capability to change color and beam size or intensity. The first automated luminaire designed specifically for outdoor uses such as building exteriors and landmarks and has the
                                     "UL-Registered Trademark-" rating for "wet" location.

  AR5-TM-                  1996      An automated wash luminaire designed for architectural applications such as restaurants, casinos, retail stores, corporate showrooms and shopping malls.

  Composer-Registered      1996      The control system used to operate Irideon-Registered Trademark- architectural
  Trademark-                         luminaires. A Windows-Registered Trademark- 95-based system that is programmable using a standard personal computer with playback via an internal clock or wall switches, thereby eliminating the need for trained operators after initial set-up.

    COMPLEMENTARY BUSINESSES

    The Company is a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

    CONCERT SOUND SYSTEMS. The Company's Showco subsidiary rents concert sound systems and provides related services almost exclusively to the worldwide concert touring market. Its clients have included The Rolling Stones, Janet Jackson, Eric Clapton, Paul McCartney, Genesis, Phil Collins, the Beach Boys, James Taylor, Willie Nelson, Alanis Morissette, Reba McEntire, Vince Gill, Alan Jackson, Moody Blues, Bob Seger, the Cranberries, INXS, Stone Temple Pilots and Smashing Pumpkins. The Company's PRISM-Registered Trademark- sound system was introduced in 1986 as the first large scale concert sound system engineered as a totally integrated system specifically for use in concert touring. The proprietary, scalable PRISM-Registered Trademark- system can be used in any venue from smaller theatres to stadiums and is easier to assemble, disassemble and transport than competitive sound systems. The quality of the PRISM-Registered Trademark- sound system is evidenced by the numerous awards Showco has received, including awards from Mix Magazine for "Outstanding Institutional Achievement--Sound Reinforcement Company of the Year" in 1988 and 1991 through 1993 (for which it was also nominated in 1994 through 1997) and for "Outstanding Technical Achievement--Sound Reinforcement Product of the Year" (for the PRISM-Registered Trademark-Digital Control System) in 1990, the Performance Readers Poll for "Sound Company of the Year" in 1988, 1989 and 1991 and Live Sound! "Instrumental Tin Ear Award--International Touring Company of the Year" in 1995. Since 1987, three different Showco sound engineers have won Mix Magazine's "Sound Engineer of the Year" award.

    CONVENTIONAL LIGHTING PRODUCTS. Through its subsidiaries, Theatre Projects Lighting Services Limited ("Theatre Projects"), which was acquired in 1994, and Concert Production Lighting, Inc. ("Concert Production"), the Company offers conventional lighting equipment, including numerous types of luminaires and control consoles, large search lights, automatic gel scrollers, trusses, dimmers and smoke machines, to London's West End theatre market and the United Kingdom and European theatre touring markets, as well as to concert touring artists worldwide and to businesses for corporate events. The Company has rented equipment to such West End theatre productions as CATS, PHANTOM OF THE OPERA, SUNSET BOULEVARD and JOSEPH AND HIS AMAZING TECHNICOLOR DREAMCOAT and to performers such as The Rolling Stones, Paul McCartney, Phil Collins, Vince Gill, Mary Chapin Carpenter and Torvill and Dean, among others. The Company is also very active in the special events market, providing services to numerous events for the British royalty. In the corporate event market, the Company has provided its conventional lighting products to numerous annual shareholder meetings (including in stadiums with up to 80,000 attendees) and new product launches.

    STAGE AND STAGE SETS. Through its Brilliant Stages Limited ("Brilliant Stages") subsidiary, which was acquired in 1994, the Company sells custom stage and stage set design and construction services to the international concert touring, theatre and industrial trade show and corporate events markets. The Company's welded aluminum stages are designed using CAD software and are constructed to facilitate rapid assembly, disassembly and loading in a semi-trailer for efficient transportation. The Company is noted for high-tech stages and stage sets that include distinctive hydraulic components and sophisticated electronic effects, such as the stages and stage sets designed and built for the Rolling Stones Voodoo Lounge tour in 1995 and The Rolling Stones upcoming 1997-98 tour, and has provided stages and stage sets to other concert tour customers such as Pink Floyd, Elton John, Tina Turner, U2, Metallica, Peter Gabriel and Phil Collins, and to trade shows for Whirlpool, Smirnoff, Fuji Television and Philips, among others. The Company has also provided services to such theatre productions as JOSEPH AND HIS AMAZING TECHNICOLOR DREAMCOAT and LES MISERABLES.

    CORPORATE MEETINGS AND SPECIAL EVENTS. The Company, through its IGNITION! Creative Group, Inc. ("Ignition") subsidiary, provides design and production management services to businesses for conventions, business meetings, new product launches and special events. The Company provides concept development, scenery, lighting, sound, special effects, scripting, media production, sound and entertainment production for such events. Clients of the Company for these services include Mary Kay Cosmetics, Inc., Kawasaki Motor Corp., U.S.A., Warner/Elektra/Atlantic Records, The Hong Kong Trade Development Council and EXCEL Communications, Inc.

MARKETING, SALES AND DISTRIBUTION

    The Company markets its products and services to the entertainment industry, including concert touring, theatre, television and film and corporate events markets, as well as to the architectural market. Depending on the circumstances, the Company solicits business from lighting and set designers and consultants, sound engineers, artist managers, producers, production managers and production companies, promoters, architects, corporations and business associations. The Company believes that its customer relationships, reputation for innovative, quality products, worldwide distribution and excellent service are the keys to its success. The Rolling Stones represented 11.9% of the Company's revenues in fiscal 1995. No other customer has accounted for more than 10% of the Company's revenues for at least the last three fiscal years.

    AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS. The Company rents rather than sells its VARI*LITE-Registered Trademark-automated lighting products. In addition to providing the Company with a higher level of quality control over its rental products, which require trained operators and maintenance personnel, the Company believes renting has enabled it to better protect its intellectual property and generate a continuing revenue stream for each product over an extended time period. In order to compete effectively, the Company relies heavily on its reputation as an innovative industry leader and strives to develop strong relationships with lighting designers and other individuals who specify lighting requirements.

    The Company markets its automated lighting systems and services in the United States through Company owned offices in Dallas, New York, Los Angeles, Nashville, Orlando, Las Vegas and Chicago and an independent distributor system. Each Company-owned office targets a specific market segment. For example, the New York office targets the theatre market, the Nashville office targets the country music, television and concert performances markets, the Los Angeles office targets the television and film market and the Orlando, Las Vegas and Chicago offices target the corporate events market. The independent distributors focus on specific geographic markets and tend to rent to all market segments. The Company's international distribution system comprises Company-owned locations in London, Tokyo, Hong Kong and Madrid, as well as, at June 30, 1997, independent distributors in Australia, Austria, Belgium, France, Germany, Korea, Singapore and Sweden and 27 independent dealers in 36 cities in the United States, Puerto Rico, Mexico, Canada, the United Kingdom and five countries in Europe.

    The Company has two basic types of distribution arrangements: independent distributors and independent dealers. Under the first arrangement, which typically has a term of four years, the distributor advances the Company the funds needed to build the lighting systems to be rented by that distributor. These advances are accounted for as loans and although the distributor is solely responsible for renting the Company's equipment and providing support services to the end-users, rental revenues are split on a predetermined basis between the Company and the distributor, with the distributor retaining the Company's share until the distributor's advances to the Company have been repaid. Distributors are required to undergo four weeks of intensive training in operation and maintenance of the Company's lighting systems. Under the second arrangement, independent dealers rent the less expensive Series 300-TM- systems from the Company generally for fixed lease payments over a five-year term and bear the entire risk of renting the lighting systems to end users in regional markets.

    In an effort to respond to requests from customers who wanted to purchase the Company's lighting systems, in 1989 the Company began entering into sales-type leases. Under the typical sales-type lease, the customer rents the Company's equipment for either a five- or a ten-year term, with unlimited one-year renewal options, for a lump sum payment at the commencement of the term, plus a nominal renewal option exercise price. The customer is normally solely responsible for maintaining the equipment under these arrangements, but often enters into a maintenance agreement with the Company. As of June 30, 1997, the Company had entered into over 50 sales-type leases with customers such as the Ringling Brothers and Barnum & Bailey Circus, the Las Vegas Hilton, Mirage and MGM Grand hotels in Las Vegas, the Lyric Opera in Chicago, The San Francisco Opera, Busch Gardens in Florida, the Mel Tillis Theater in Branson, Missouri and the Aladdin touring ice show.

    Recently, the Company has begun to further emphasize its full-service strategy by expanding its capability to offer conventional lighting products. This effort is designed to increase the Company's revenues from the rental of all VARI*LITE-Registered Trademark- products.

    AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS. The Company sells its architectural lighting products primarily through a worldwide network of independent sales representatives and distributors, but also directly, to lighting designers who recommend lighting equipment for architectural applications such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks.

    CONVENTIONAL LIGHTING PRODUCTS. The Company's conventional lighting operations, which have historically operated independently from the VARI*LITE-Registered Trademark- product operations, maintain internal marketing and distribution departments and rely heavily on the Company's established reputation for quality and service, which is enhanced by its high visibility projects and customers. The Company reinforces this reputation by advertising in trade and specialty magazines. Most of the Company's conventional lighting contracts are procured through a bidding process and the Company believes that competition in this industry is based on expertise, quality and price. The Company has recently begun to integrate these operations with those of its VARI*LITE-Registered Trademark- products in order to improve its position as a full-service provider.

    CONCERT SOUND SYSTEMS. The Company markets its concert sound equipment directly to end-users worldwide. Showco has developed personal relationships with artist managers, sound engineers, production managers and event producers and relies on its reputation for superior quality and service to attract customers.

    STAGES AND STAGE SETS. The Company markets its stages and stage sets principally to production companies and set and lighting designers. The Company relies on a bidding process to award almost all contracts, but the Company believes its reputation for quickly producing quality products with sophisticated high technology motion and other features is the key element to its marketing success. Although the Company relies to some degree on the trade press for publicity, it engages in very little advertising.

    CORPORATE MEETINGS AND SPECIAL EVENTS. The Company sells its design and production management services to corporate meeting planners and sales or marketing executives. In-house salespeople seek requests for proposals through cold calls, sales letters and professional mailings and, to a lesser extent, through advertising in trade publications. Upon receiving an invitation to submit a proposal, the Company assembles a project team which develops concepts and designs for a multi-media presentation to the potential client.

RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

    Since 1970, the Company and its predecessors have continually developed proprietary products that serve the entertainment industry. The Company's proprietary technology and development of innovative products that meet the needs of its customers have enabled it to expand the applications for its technology to new products and markets. From time to time, the Company has forged important collaborations with unaffiliated entities to supplement and complement its internal research and development activities.

    As of June 30, 1997, the Company's research and development group consisted of over 70 engineers, and the Company expects to continue to expand this group. These internal capabilities enable the Company to continually improve existing products, design new products and develop new technology to meet the needs of its customers. In the fiscal years ended September 30, 1994, 1995 and 1996, the Company's research and development expenditures totaled $3.0 million, $3.3 million and $4.4 million, respectively.

    The Company's extensive research and development efforts have produced a number of leading-edge technological developments in the automated lighting industry. When appropriate, the Company seeks patent protection for its products, particularly in its automated lighting business. As of June 30, 1997, the Company had registered and received 31 domestic patents and over 110 foreign patents in several different countries and territories. In addition, the Company had 14 patent applications pending in the United States on automated lighting technology and over 100 patent applications pending worldwide. The Company's patents cover the basic concepts, control software, control hardware and features unique to each of the Company's VARI*LITE-Registered Trademark-luminaire models. None of the Company's patents expire before 2000. The Company believes that its patents provide a substantial competitive advantage over its competitors in the automated lighting industry, and the Company's ability to compete in the future will depend in part on maintaining its technological advantage over its competitors. See "Risk Factors--Reliance on Intellectual Property."

    The Company has obtained trademark protection in the United States and numerous foreign countries on various names, including, among others, VARI*LITE-Registered Trademark-, Artisan-Registered Trademark- Plus, Mini-Artisan-Registered Trademark- 2, Series 100-TM-, Series 200-TM-, VL1-TM-, VL2C-Registered Trademark-, VL4-Registered Trademark-, VL5-Registered Trademark-, VL5Arc-TM-, VL5B-TM-, VL6-Registered Trademark-, Dichro*Tune-TM-, Dichro*Wheel-TM-, Showco-TM-, PRISM-Registered Trademark-, Irideon-Registered Trademark-, AR500-TM-, AR5-TM- and Composer-Registered Trademark-.

MANUFACTURING

    With the exception of the Company's stage construction business, which is based in London, England, the Company's manufacturing facilities are located in Dallas, Texas. The Company's manufacturing process principally consists of procuring, inspecting and assembling components custom-made by others to the Company's specifications. The Company generally provides its suppliers with specifications for its components and pays for all tooling used in their production. The Company emphasizes the quality and reliability of its products and, accordingly, submits all finished products to rigorous testing both at the time they are manufactured and when they are returned to the Company at the termination of each rental agreement. In North America, compliance is certified by Underwriters Laboratories, Inc.-Registered Trademark- and the Canadian Standards Association. In the European Union, the CE mark signifies compliance with standards for Electromagnetic Compatibility and Low Voltage Directives and the TUV Rheinland GS Safety Mark signifies safety compliance. The Company builds all new equipment and is retrofitting certain existing equipment to be in compliance with these standards and marks.

    The Company has chosen to develop strategic relationships with certain of its key suppliers to develop products specifically to meet the Company's requirements. As a result, although most components and raw materials used by the Company are available from more than one supplier, many important components for the Company's lighting systems are provided by one vendor and are custom-designed (often jointly by the Company and its vendor). The Company attempts to maintain adequate inventories of these components and, based on its experience, does not anticipate problems obtaining sufficient supplies in the foreseeable future. The loss of any supplier that is the sole vendor of a component would delay the Company's manufacturing schedules and possibly force the Company to purchase new tooling, but the Company believes substitute suppliers can be found for all components of all of its products. See "Risk Factors--Dependence on Key Suppliers."

EQUIPMENT INVENTORY MANAGEMENT

    The Company uses an inventory control and management system to locate its rental equipment at all times anywhere in the world. Each piece of equipment is serialized for identification purposes. Equipment utilization is centrally monitored at the Company's headquarters to determine (i) which products are in highest demand in various geographic markets and whether certain equipment should be relocated to increase utilization and revenue, (ii) whether product shortages that require the production of additional units exist and (iii) whether current pricing is at the appropriate level.

    The maximum utilization rates of the Company equipment are affected by production scheduling requirements of the concert touring, theatre, television and film industries and corporate events. Utilization rates are also limited by the need for maintenance, service and shipping time. The Company's inventory control system helps the Company maximize its utilization rates in light of these factors in order to satisfy customer requirements while maximizing revenue.

MANAGEMENT INFORMATION SYSTEMS

    The Company invests heavily in management information systems, believing them to be a key factor in the Company's ability to remain ahead of its competitors. In fiscal 1995 and 1996, the Company invested approximately $2.2 million constructing a wide-area network throughout the United States and implementing Oracle financial and manufacturing applications. This computer system is expected to meet the anticipated needs of the Company for the foreseeable future.

COMPETITION

    Each of the Company's businesses is highly competitive. In its automated lighting business, the Company primarily competes with Coemar SPA, Clay Paky SPA, High End Systems, Inc. ("High End"), Light & Sound Design, Ltd. and Martin Gruppen A/S. Of these competitors, only Light & Sound Design, Ltd. manufactures and rents equipment, while the others sell equipment to other rental companies. The Company competes with a number of conventional lighting rental companies, who also purchase automated lighting equipment from others, in the theatre, television and film, concert touring and corporate event markets. The Company competes primarily on the basis of product capabilities, quality and reliability, price, worldwide distribution capabilities, brand name recognition and reputation and customer service and support. The VARI*LITE-Registered Trademark- brand name has been recognized for years as the preeminent brand name for automated lighting.

    The Company has several national concert sound competitors, the most significant of which is Clair Brothers Audio. However, other companies such as Maryland Sound Industries, Inc., Audio Analysts USA, Inc., dB Sound, Inc. and Southern California Sound Image, Inc. compete effectively by offering less sophisticated equipment at lower prices. The Company competes in this business principally on product capabilities, quality and reliability, price, brand name recognition, reputation and customer service.

    The Company's stage and stage set business competes principally in the United Kingdom and to a lesser extent in the United States. The primary factors affecting competition in this market include reputation for quality and the ability to quickly build sophisticated and technically difficult state-of-the-art stages and stage sets. The market for design and production management services is highly competitive and fragmented, including hundreds of free lance producers and designers. Competition in this industry is based primarily on personal relationships and creativity.

PROPERTIES

    The Company leases all of its facilities, including five facilities comprising approximately 153,000 square feet in Dallas, Texas under leases that expire in April 1999, but can be extended until at least April 2000. The Dallas facilities contain the Company's executive offices, manufacturing, warehouse, maintenance, advanced technologies and research and development facilities and training center. The executive offices, warehouse and manufacturing space of Vari-Lite Europe Limited ("Vari-Lite Europe"), Theatre Projects and Brilliant Stages are located in London, England in two facilities with approximately 71,500 square feet that are leased through January 1998 and March 2010. The executive offices of Vari-Lite Asia, Inc. ("Vari-Lite Asia"), as well as its Technical Center, are located in Tokyo in two leased facilities aggregating approximately 10,300 square feet, the terms of which expire in February 1999 and October 2000. In addition, the Company leases sales offices in Chicago, Hong Kong, Madrid, Las Vegas, Los Angeles, Nashville, New York and Orlando.

    In December 1995, the Company entered into a financing transaction with an unaffiliated special purpose entity which purchased a 32-acre site in the Dallas, Texas area for approximately $3.6 million, upon which the Company intends to build a 233,000 square foot facility. The Company is leasing this land for five years, with six five-year renewal options. The Company has the right to lease a building to be built on the land for a term that is identical to the land lease. The Company's rental rate will be based on the total cost of the project, which is expected to be approximately $18.0 million. The Company has an option to purchase the property at any time during the term of the lease for its original cost. The Company intends to consolidate all of its Dallas, Texas-based operations in this new facility in fiscal 2000. This financing arrangement is accounted for as an operating lease for financial reporting purposes.

LEGAL PROCEEDINGS

    In the ordinary course of its business, the Company is from time to time threatened with or named as a defendant in various lawsuits, including patent infringement claims. Additionally, the Company has filed lawsuits claiming infringements of its patents by third parties for which the Company has been subject to counterclaims.

    In August 1995, the Company brought suit asserting a number of claims of infringement of several of its patents by High End in the Northern District of Texas seeking monetary damages and injunctive relief to prevent future patent infringement (the "High End Lawsuit"). The Company also sought a temporary restraining order for alleged trade secrets violations, which the court denied. High End has denied the Company's claims and has counterclaimed seeking to have certain of the Company's patents declared invalid and alleging that the Company's claims are frivolous and that the Company has violated federal antitrust laws. The Company believes High End's counterclaims are without merit. Discovery in this matter is proceeding and trial is currently scheduled for February 1998. The Company has capitalized and expects to continue to capitalize its costs relating to this lawsuit ($2.5 million as of June 30, 1997 and an estimated additional $1.6 million through consummation of the trial). Unless the Company receives a judgment in this litigation that High End has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as an expense in the period that the judgment is rendered.

EMPLOYEES

    As of June 30, 1997, the Company had 481 full-time employees. In addition, the Company had 167 part-time and temporary employees. None of the Company's employees is a party to any collective bargaining agreement and the Company has never experienced a work stoppage. The Company considers its relations with its employees to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers and directors of the Company.

NAME                                    AGE                                      POSITION
----------------------------------      ---      ------------------------------------------------------------------------
H. R. Brutsche III(1)                       52   Chairman of the Board, President and Chief Executive Officer of the
                                                   Company

Michael P. Herman                           54   Vice President-Finance, Chief Financial Officer and Secretary of the
                                                   Company

James H. Clark, Jr.(1)(2)                   60   Director of the Company

John D. Maxson(1)                           57   Director of the Company; Chairman of the Board of Showco and Ignition

J. Anthony Smith(3)                         52   Director of the Company

C. Vincent Prothro(2)(3)(4)                 54   Director of the Company

John R. Rettberg(2)(3)(4)                   59   Director of the Company

Keizo Akimoto                               63   President and Representative Director of Vari-Lite Asia

David W. Alley                              52   Executive Vice President--International Operations and Director of
                                                   Vari-Lite

James P. Bates                              50   Vice President--Information Technology and Chief Information Officer of
                                                   the Company

James M. Bornhorst                          51   Vice President and Chief Science Officer of the Company and Vice
                                                   President--Advanced Technology and Director of Vari-Lite

Richard W. Bratcher, Jr.                    37   President, Chief Executive Officer and Director of Showco

Brian L. Croft                              58   Managing Director of VLEH

Robert V. Dungan                            44   Vice President, General Manager and Director of Irideon

Loren J. Haas                               39   Executive Vice President--North American Operations of Vari-Lite

Janis C. Pestinger                          45   Vice President--Administration and Assistant Secretary of the Company

T. Clay Powers                              38   Vice President--Product Development and Manufacturing of Vari-Lite and
                                                   Director of Showco

J. Scott Thompson                           45   President, Chief Executive Officer and Director of Ignition

-------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Omnibus Plan Committee

    H.R. BRUTSCHE III is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Brutsche has served as Chairman of the Board, President and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board of VLEH, Vari-Lite Europe, Brilliant Stages and Theatre Projects and as President and Chief Executive Officer of Vari-Lite and Irideon.

    MICHAEL P. HERMAN joined the Company in June 1993 as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer. In January 1997, Mr. Herman ceased acting as Treasurer of the Company. Mr. Herman also serves as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer of Vari-Lite, Irideon, Showco, Concert Production and Ignition. From May 1991 to May 1993, Mr. Herman was the Vice President-- Finance and Chief Financial Officer of Barry's Cameras, Inc., a chain of retail camera and video stores.

    JAMES H. CLARK, JR. has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of all of the Company's subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988, and serves as Chairman of the Board of Texas Freezer Co. Mr. Clark's son is married to Mr. Prothro's daughter.

    JOHN D. MAXSON is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Maxson has served as Chairman of the Board of Showco for approximately 25 years and as Chairman of Ignition since its inception in September 1994.

    J. ANTHONY SMITH has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of all of the Company's subsidiaries. Mr. Smith has been the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, for over 20 years; the Managing Director of Hit & Run Music Limited, a professional manager of musicians, for over 20 years; and the Managing Director of Ives Street Developments Limited, a property management company, for six years.

    C. VINCENT PROTHRO has been a director of the Company since April 1996. Mr. Prothro has been Chairman of the Board of Dallas Semiconductor Corporation, a manufacturer of electronic chips and chip-based subsystems, since 1984 and Chief Executive Officer and President of Dallas Semiconductor Corporation since 1989. Mr. Prothro is also a general partner of Southwest Enterprise Associates, L.P., a venture capital fund. Mr. Prothro's daughter is married to Mr. Clark's son.

    JOHN R. RETTBERG has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrup Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

    KEIZO AKIMOTO has been the Representative Director (equivalent of chief executive officer) of Vari-Lite Asia since 1985 and President of Vari-Lite Asia since 1992 and has been with Vari-Lite Asia since its formation in 1984.

    DAVID W. ALLEY has been Executive Vice President--International Operations of Vari-Lite since 1995 and has been a director of Vari-Lite since March 1987 and of each of VLEH and Vari-Lite Asia since 1995. From 1994 to 1995, he served as Vice President-East and West Coast Operations of Vari-Lite and he served as Vice President-West Coast Operations from 1990 until 1994. Mr. Alley has held various other positions with Vari-Lite and Showco since 1981.

    JAMES P. BATES has been the Vice President--Information Technology and Chief Information Officer of the Company since October 1996. Prior to that time since 1989, Mr. Bates was Director of Applications Systems Implementation for DSC Communications Corp.

    JAMES M. BORNHORST has been the Vice President and Chief Science Officer of the Company and the Vice President--Advanced Technology of Vari-Lite since 1995 and a director of Vari-Lite since its inception. Prior to that, Mr. Bornhorst served as Vice President--Engineering of Vari-Lite since 1983 and has been employed since 1972 in various other capacities with Showco and Vari-Lite.

    RICHARD W. BRATCHER, JR. has been the President and Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and shop manager of Showco from August 1987 until August 1993. Mr. Bratcher has also served in various other capacities with Showco since 1983.

    BRIAN L. CROFT has been the Managing Director of VLEH and Vari-Lite Europe since the formation of VLEH and its acquisition of Vari-Lite Europe in 1994. From 1989 until its acquisition by the Company in 1994, Mr. Croft was the General Manager and a director of Vari-Lite Europe, Ltd., which was then an independent VARI*LITE-Registered Trademark- distributor and a subsidiary of the Samuelson Group plc.

    ROBERT V. DUNGAN has served as Vice President and General Manager of Irideon since its inception in September 1994 and as a director of Irideon since January 1996. From January 1993 to September 1994, Mr. Dungan served as Vice President-Products Group of Vari-Lite and served as Operations Manager of Vari-Lite from 1988 until January 1993. He has also served in various other capacities with Vari-Lite since 1983.

    LOREN J. HAAS has been the Executive Vice President--North American Operations of Vari-Lite since 1995. From 1993 until 1995, Mr. Haas was General Manager--Dallas of Vari-Lite and was Marketing Manager of Vari-Lite from 1991 until 1993. Mr. Haas has served in various other capacities with Vari-Lite since 1987.

    JANIS C. PESTINGER has been Vice President--Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President--Administration of Vari-Lite since December 1993 and for more than three years prior to that as the Risk and Benefits Manager for Vari-Lite. Ms. Pestinger has served in various other positions with Vari-Lite and Showco since 1979.

    T. CLAY POWERS has been the Vice President--Product Development and Manufacturing of Vari-Lite since July 1996. Prior to that he served as the President and Chief Executive Officer of Showco since 1992. Mr. Powers also has served as a director of Showco since 1990. From 1991 to 1992, Mr. Powers served as Vice President and General Manager of Showco and from 1990 to 1991 Mr. Powers served as Vice President--Internal Operations of Showco. Mr. Powers has served in various other capacities with Showco since 1982.

    J. SCOTT THOMPSON has served as President and Chief Executive Officer of Ignition since October 1994 and as a director of Ignition and its predecessor since January 1992. Prior to October 1994, Mr. Thompson was a Vice President of Showco since 1987 and served in various capacities with Showco since 1978.

BOARD OF DIRECTORS

    DIRECTOR COMPENSATION. The Board of Directors is divided into three classes, with one class of directors elected on a rotating basis at each annual meeting of stockholders for a three-year term. Each director who is not an employee of the Company or a subsidiary of the Company is paid an annual fee of $20,000, plus $1,000 for each meeting of the Board of Directors or a Committee of the Board of Directors attended. The Company also pays all transportation and lodging costs for directors to attend meetings of the Board of Directors and its Committees. Each of Messrs. Clark, Maxson and Smith also receives $10,000 annually plus $250 per meeting for serving as a director of Vari-Lite, $5,000 annually plus $62.50 per meeting for serving as a director of VLEH, $4,000 annually plus $125 per meeting for serving as a director of Showco, $4,000 annually plus $62.50 per meeting for serving as a director of each of Vari-Lite Europe and Theatre Projects, $3,000 annually plus $125 per meeting for serving as a director of each of Vari-Lite Asia, Ignition and Irideon and $3,000 annually plus $62.50 per meeting for serving as a director of Brilliant Stages.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Also, as of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receive an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provide for sharing the costs and benefits of the Policies between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policies that are subject to the Split-Dollar Agreements. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

    COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and an Omnibus Committee. The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board.

    The Audit Committee is composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for (a) reviewing the scope of, and the fees for, the annual audit, (b) reviewing with the independent auditors the corporate accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls and
(e) being available to the independent auditors during the year for consultation purposes.

    The Compensation Committee is composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. With the exception of awards under the Omnibus Plan and Annual Incentive Plan (as hereinafter defined), the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions.

    The Omnibus Committee is composed of Messrs. Prothro and Rettberg, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans.

EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid to the Company's chief executive officer and its four other most highly compensated executive officers and a former executive officer of the Company for services rendered for the fiscal year ended September 30, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                FISCAL 1996 ANNUAL COMPENSATION
                                                            ---------------------------------------
                                                                                     OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY($)   BONUS($)    COMPENSATION($)  COMPENSATION($)
----------------------------------------------------------  ---------  -----------  ---------------  ----------------
H. R. Brutsche III........................................    433,008      48,713       167,000(2)        41,454(3)
  Chairman of the Board, President and Chief Executive
    Officer of the Company

Keizo Akimoto(1)..........................................    199,737      19,495         --                --
  Representative Director of Vari-Lite Asia

David W. Alley............................................    154,500      11,513         --               3,855(4)
  Executive Vice President--International Operations of
    Vari-Lite

James M. Bornhorst........................................    136,299       9,449         --               3,756(4)
  Vice President and Chief Science Officer of the Company
    and Vice President--Advanced Technology of Vari-Lite

T. Clay Powers............................................    126,267      10,500         --               4,231(4)
  Vice President--Product Development and Manufacturing of
    Vari-Lite

James E. Kinnu(5) ........................................    350,016      35,002         --                --

-------

(1) Applies conversion rate of Japanese yen to U.S. dollars based on the exchange rate in effect at the end of each month during fiscal 1996.

(2) This amount was paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement. See "Management--Board of Directors."

(3) This amount includes $3,292 and $20,725, respectively, which were paid on behalf of Mr. Brutsche for the Policies pursuant to the Split-Dollar Agreements and for a term life insurance policy maintained on the life of Mr. Brutsche; $13,817 which was paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy; and $4,620 which were contributions made by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan. See "Management--Employment Agreements."

(4) These amounts were contributions made by the Company on behalf of such Named Executive Officer to the Company's 401(k) plan.

(5) Prior to his departure from the Company, effective September 30, 1996, Mr. Kinnu served as the Company's Senior Executive Vice President and Chief Operating Officer.

EMPLOYMENT AGREEMENTS

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Brutsche Employment Agreement") with H. R. Brutsche III, Chairman of the Board, President and Chief Executive Officer. The initial term of the Brutsche Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Brutsche Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. The Brutsche Employment Agreement may be terminated in the event of death, upon permanent disability, for cause (as defined in the Brutsche Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsche Employment Agreement). If the Brutsche Employment Agreement is terminated because of permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Brutsche Employment Agreement, less any disability benefits. If Mr. Brutsche's employment is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsche Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Brutsche Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Management--Board of Director--Director Compensation."

    The Company entered into an Employment Agreement (the "Kinnu Employment Agreement") with James E. Kinnu, the former Senior Executive Vice President and Chief Operating Officer of the Company, as of August 28, 1995. The Kinnu Employment Agreement had an initial term of three years and provided for Mr. Kinnu to receive an annual base salary of $350,000 and to participate in the Company's employee benefit plans. Pursuant to the Kinnu Employment Agreement, on September 10, 1995, Mr. Kinnu received an interest-free loan of $200,000 (the "Kinnu Loan") for a term of three years with the principal to be forgiven in equal amounts each month over the term of the Kinnu Employment Agreement, and reimbursement of relocation expenses of up to $25,000. Effective September 30, 1996, Mr. Kinnu was terminated by the Company without cause. In connection with his termination, the Company will continue to pay Mr. Kinnu as a consultant $350,000 per year until September 30, 1998, agreed to cancel and forgive the
Kinnu Loan and acquired      shares of Common Stock in consideration for the
forgiveness and cancellation of Mr. Kinnu's $132,900 principal amount indebtedness to the Company, which accrued interest at 8% per annum, matured on August 31, 1998 and was incurred by Mr. Kinnu to acquire such shares of Common Stock.

EMPLOYEE BENEFIT PLANS

    OMNIBUS PLAN. In August 1996, the Company adopted the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Omnibus Plan") to attract and retain
qualified employees and non-employee directors. An aggregate of      shares of
Common Stock, subject to adjustment for stock splits, stock dividends and certain other types of reclassifications, has been authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), bonus stock, phantom stock, dividend equivalents and other awards, or as restricted or performance awards under the Omnibus Plan ("Awards"). The Omnibus Committee administers the Omnibus Plan and determines to whom Awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability thereof. Awards may be granted to officers, management, other key employees and to non-employee directors of the Company or any of its present or future subsidiaries as determined by the Omnibus Committee, provided that any options to be granted to non-employee directors who are members of the Omnibus Committee must be granted by the entire Board of Directors of the Company.

    The Omnibus Plan authorizes the grant or issuance of both nonqualified stock options and incentive stock options, with the terms of each such option set forth in separate agreements. The Omnibus Plan requires that the exercise price for each stock option must be not less than 100% of the fair market value of the Common Stock at the time the option is granted. No incentive stock option, however, may be granted to a non-employee director or to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant. The fair market value of stock options that may be granted to an employee in any calendar year is not limited, but no employee may be granted incentive stock options that first become exercisable during a calendar year to purchase Common Stock with an aggregate fair market value in excess of $100,000. In addition, no grantee may be granted more than an
aggregate of      shares of Common Stock, subject to adjustment for stock
splits, stock dividends and certain other types of reclassifications. SARs may be granted separately or in tandem with the grant of an option. Any performance awards may be denominated or payable in cash, Common Stock, other securities or other Awards and shall confer on the holder thereof the right to receive payments based upon the achievement of such performance goals and for such periods as the Omnibus Committee may establish. Restricted stock may be sold to the grantees at various prices (but not below par value) and made subject to such restrictions as may be determined by the Omnibus Committee. The Omnibus Committee may grant other Awards that provide the grantee with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock including, but not limited to, phantom securities or dividend equivalents.

    The exercise or purchase price for all options, restricted stock and other rights to acquire Common Stock, together with any applicable tax required to be withheld, may be paid in cash or, at the discretion of the Omnibus Committee, with shares of Common Stock owned by the grantee (or issuable upon exercise of the option), execution of a promissory note by the grantee or with other lawful consideration.

    The dates on which options or other Awards first become exercisable and on which they expire are set forth in individual stock options or other agreements setting forth the terms of the Awards. Such agreements may provide that options and other awards expire upon termination of the grantee's status as an employee or director or for any other reason and may provide that such options continue to be exercisable following the grantee's death or disability by the grantee's estate or by the person who acquired the right to exercise the option by bequest or inheritance, or by the grantee or his representative in the event of the grantee's disability, provided the option is exercised prior to the earlier of the date of its expiration or six months after the date of the grantee's death or disability. In the event of a change of control (as defined in the Omnibus
Plan) of the Company, all Awards that have not expired will become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

    No Award may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although shares of Common Stock issued under the Omnibus Plan may be transferred if all applicable restrictions have lapsed.

    Amendments of the Omnibus Plan to change the class of persons eligible to be granted awards or increase the number of shares as to which options, SARs, restricted stock and other Awards may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects the Omnibus Plan can be amended, modified, suspended or terminated by the Omnibus Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Omnibus Plan may not, without the consent of the grantee, affect such grantee's rights under an Award previously granted, unless the Award itself otherwise expressly so provides. The Omnibus Plan terminates 10 years from the date of its adoption by the Company's Board of Directors.

    ESOP. The Company adopted the Vari-Lite International, Inc. Employees' Stock Ownership Plan (the "ESOP"), effective as of January 1, 1995, for the benefit of its employees and the employees of its participating subsidiaries (the Company and its participating subsidiaries are referred to herein as the "Employers") who are at least 21 years of age, have completed at least one "year of service" (as defined in the ESOP) and are actively contributing to the Company's 401(k) plan. The ESOP is intended to be an eligible individual account stock bonus plan that qualifies under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, subject to certain maximum provisions, allocates the Employers' discretionary contributions to each participating employee according to the ratio of such employee's total compensation to the aggregate amount of compensation received by all participants in the ESOP. The term "compensation" includes base salary paid during a plan year and cafeteria deferrals under Section 125 of the Code, but does not include reimbursements or other expenses, allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, welfare benefits, bonuses, overtime pay or amounts deferred under a salary deferral arrangement under Section 401(k) of the Code.

    The Company intends, but is not required, to make annual contributions to the ESOP in the form of nonelective contributions and qualified matching contributions (as each is defined in the ESOP) consisting of shares of Common Stock, cash or a combination thereof. The ESOP provides for full distributions of employee account balances for normal and late retirements, disability and death and distributions of vested portions of employee accounts upon a separation of service (as defined in the ESOP). Generally, a participant's benefits under the ESOP will become vested 20% per year commencing upon completion of three years of service and be fully vested upon completion of seven years of service.

    The assets of the ESOP are held by Overton Bank and Trust, N.A., as trustee of The Vari-Lite International, Inc. Employees' Stock Ownership Trust (the "ESOP Trust"). The ESOP Trust is intended to be exempt from taxation under Section 501(a) of the Code. Atwell & Associates acts as Plan Administrator of the ESOP.

    EQUIVALENCE PLAN. The Company adopted The Vari-Lite International, Inc. Employees' Stock Equivalence Plan (the "Equivalence Plan"), effective as of January 1, 1995, for the benefit of certain employees of subsidiaries of the Company domiciled outside of the United States who are at least 21 years of age and have completed at least one "year of service" (as defined in the Equivalence
Plan). The Equivalence Plan is intended to be a nonqualified employee retirement plan known as a phantom stock plan under United States tax laws. Employees participating in the Equivalence Plan are eligible to receive stock equivalence units ("Units") credited to their accounts along with the contractual right to receive the cash value of such Units in the future. No shares of stock will be distributed under the Equivalence Plan. The value of each Unit is equal to the fair market value of one share of Common Stock on the date such Unit is credited to a participant's account. Upon conversion of the Units in accordance with the terms of the Equivalence Plan, participants shall be entitled to receive, for each Unit converted, an amount equal to the fair market value of one share of Common Stock on the date of conversion. A holder of Units shall not have any dividend or voting rights or any other rights as a stockholder of the Company, unless otherwise provided by the Board of Directors of the Company.

    The number of Units awarded under the Equivalence Plan, if any, will be determined each year by the Compensation Committee. The Company's awards of Units under the Equivalence Plan shall be made, subject to certain maximum provisions, according to the ratio of each eligible employee's total compensation to the amount of total compensation received by all participants in the Equivalence Plan. The Equivalence Plan provides for full distributions of employee account balances upon the retirement, disability or death of an employee and distributions of vested percentages of employee accounts upon termination of employment for any other reason. Generally, a participant's benefits under the Equivalence Plan will fully vest upon his or her completion of seven years of service.

    The Company established an irrevocable grantor trust within the meaning of the Code (commonly referred to as a rabbi trust) to provide funding for benefit payments from the Equivalence Plan. Although the employers' contributions to the rabbi trust are generally irrevocable, the assets placed in the trust must remain subject to the claims of the employers' creditors. The rabbi trust provides the participants in the Equivalence Plan with additional security that they will receive benefits in the event of a change in the management of the Company.

    The assets of the Equivalence Plan are held by Bank of Butterfield International (Cayman) Ltd., as trustee of The Vari-Lite International, Inc. Equivalence Plan Trust, and Atwell & Associates acts as Plan Administrator.

    ANNUAL INCENTIVE PLAN. On June 13, 1995, the Company adopted the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"), effective October 1, 1995, to provide annual bonuses to eligible employees. Any employee who is employed by the Company or one of its subsidiaries on March 31 of a year shall be considered an eligible employee for that year. Bonus amounts for a year may be granted based on predetermined targets ("formula derived awards") or in the discretion of the Omnibus Committee ("discretionary awards"), or a combination of both. The targets for each year are established by the Omnibus Committee and may be based solely on the Company's attaining its operating income goal for that year (as established by the Omnibus Committee) or may be based in part on the level of attainment by the Company of that operating income goal and in part on the level of attainment of performance measures established by the Omnibus Committee for that year based on subsidiary, department or individual performance, or a combination thereof as determined by the Omnibus Committee. The relative weight placed on each performance measure by the Omnibus Committee may vary for each eligible employee based on his position with the Company, or its subsidiaries or departments. Each year each eligible employee shall have the opportunity to earn a specified percentage of his base salary (excluding any bonus, commission or overtime) for that year as a formula derived award. The range of percentage of base salary that a participant may earn as a formula derived award is specified in the Annual Incentive Plan and is determined by each eligible employee's level of responsibility and potential impact on Company performance. No eligible employee shall be deemed to have earned a formula derived award for a year unless the Company attains the threshold level (specified in the Annual Incentive Plan) of operating income established for that year, although the Company expects to modify this restriction in the future. Discretionary awards are not limited.

    The Company shall make payment of all bonus amounts for a year, if any, to each eligible employee in cash no later than 90 days after the end of that year (the "Payout Date"). Unless an eligible employee's employment terminates due to death, total disability or retirement at or after age 65 during the year after he has been employed for at least six months during that year, the employee must be employed by the Company or one of its subsidiaries on the Payout Date for a year to be entitled to receive payment of his bonus, if any, for that year. If an eligible employee becomes eligible after the first day of the year or dies, retires at or after age 65 or becomes totally disabled during the year, after being employed by the Company for at least six months during that year, the bonus amount, if any, payable to him for that year shall be prorated to reflect the actual length of his service with the Company and its subsidiaries during that year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the beginning the fiscal year ended September 30, 1996, the Compensation Committee of the Company consisted of Messrs. Maxson, Clark and Brutsche. Mr. Brutsche is the Chairman of the Board, President and Chief Executive Officer of the Company. In May 1996, Messrs. Smith, Prothro and Rettberg replaced Messrs. Maxson, Clark and Brutsche on the Compensation Committee.

    As of July 1, 1995, the Company entered into the Brutsche Employment Agreement with H. R. Brutsche III, Chairman of the Board, President and Chief Executive Officer. The initial term of the Brutsche Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Brutsche Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. The Brutsche Employment Agreement may be terminated in the event of death, upon permanent disability, for cause (as defined in the Brutsche Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsche Employment Agreement). If the Brutsche Employment Agreement is terminated because of permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Brutsche Employment Agreement, less any disability benefits. If Mr. Brutsche's employment is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsche Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term.

    As of July 1, 1995, the Company entered into the Deferred Compensation Agreements with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Also, as of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Messrs. Clark, Maxson and Smith also have entered into the Consulting Agreements with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more Policies pursuant to Split-Dollar Agreements with the Company. The Split-Dollar Agreements each provide for sharing the costs and benefits of the Policies between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. The Owner reimburses the Company for the P.S. 58 Cost. The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policies that are subject to the Split-Dollar Agreements. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

CERTAIN TRANSACTIONS

    In fiscal years 1994, 1995 and 1996 and the nine-month period ended June 30, 1997, Philip D.C. Collins, who beneficially owns more than five percent of the Common Stock of the Company, paid the Company, $1.5 million, $0.9 million, $0 and $1.9 million, respectively, for the rental of automated lighting products and other services for use in his concert tours. Hit & Run Music Limited, a corporation owned by J. Anthony Smith ("Hit & Run"), manages Mr. Collins. The Company believes that the terms of the above transactions were at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated third party.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning the beneficial ownership of Common Stock, as of August 31, 1997, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock,
(b) each director of the Company, (c) each Named Executive Officer and (d) all executive officers and directors as a group. The Company believes that each of such stockholders has the sole voting and dispositive power over the shares held by such stockholder except as otherwise indicated. See "Risk Factors--Control of the Company by Existing Stockholders."

                                                                                      PERCENTAGE OF OUTSTANDING
                                                                   SHARES                   COMMON STOCK
                                                             BENEFICIALLY OWNED     -----------------------------
                                                                   BEFORE               BEFORE          AFTER
NAME                                                            THE OFFERING           OFFERING       OFFERING
--------------------------------------------------------  ------------------------  --------------  -------------
H. R. Brutsche III(1)...................................
James H. Clark, Jr.(2)(3)...............................
John D. Maxson(2)(4)....................................
J. Anthony Smith(5).....................................
C. Vincent Prothro......................................
John R. Rettberg........................................
Anthony G. Banks(5).....................................
Philip D.C. Collins(5)..................................
Michael J.C.C. Rutherford(5)............................
Alice Spradley(6).......................................
Keizo Akimoto...........................................
T. Clay Powers..........................................
James M. Bornhorst......................................
David W. Alley..........................................
James E. Kinnu(7).......................................
All officer and directors as a group (18 persons).......

-------

*   less than one percent

(1) Includes      shares owned by Brutsche Family Trust, a trust of which BBH serves as trustee. Mr. Brutsche disclaims beneficial ownership of such shares. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

(2) The address of Messrs. Clark and Maxson is 8117 Preston Road, Suite 220, Dallas, Texas 75225.

(3) Includes      shares owned by Clark Partnership, Ltd., a limited partnership
    of which Mr. Clark is the managing general partner, and      shares owned by
    Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares owned by his wife.

(4) Includes      shares owned by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares.

(5) Includes      held by Ashtray Music Ltd., a United Kingdom limited company, the stockholders of which are Walbrook Trustees (Jersey) Ltd. re: G45, Walbrook Trustees (Jersey) Ltd. re: G47, Walbrook Trustees (Jersey) Ltd. re:
    G48 and Walbrook Trustees (Jersey) Ltd. (collectively, the "Walbrook Trusts"). All remaining shares are shares held of record by the Walbrook Trusts, which were settled by Messrs. Smith, Banks, Collins and Rutherford, respectively. None of the Walbrook Trusts have named beneficiaries, but the Company believes the settlors retain the power to direct the trustees of the Walbrook Trusts with respect to such shares.

(6) Includes      shares owned by The Walter & Alice Spradley Family Trust,
         shares owned by The Walter & Alice Spradley Living Trust #1,
    shares owned by The Walter & Alice Spradley Living Trust #2A and      shares
    owned by The Walter & Alice Spradley Living Trust #2B. Alice Spradley is the trustee of all of such trusts.

(7) Effective September 30, 1996, Mr. Kinnu was terminated as the Company's Senior Executive Vice President and Chief Operating Officer.

                              SELLING STOCKHOLDERS

    The Selling Stockholders listed in the following table have granted to the several Underwriters options, exercisable within 45 days from the date of this
Prospectus, to purchase up to      shares of Common Stock solely to cover
over-allotments, if any. See "Underwriting." The respective number of shares of Common Stock subject to such options by each Selling Stockholder is set forth opposite his name. The amount beneficially owned by the Selling Stockholders prior to the Offering are as of August 31, 1997:

                                                      SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                                        OWNED BEFORE THE     SHARES OFFERED     OWNED AFTER THE
                                                            OFFERING           SUBJECT TO         OFFERING(1)
                                                     ----------------------  OVER-ALLOTMENT  ----------------------
NAME OF SELLING STOCKHOLDER                           NUMBER    PERCENTAGE      OPTIONS       NUMBER    PERCENTAGE
---------------------------------------------------  ---------  -----------  --------------  ---------  -----------


-------

*   less than one percent.

(1) Assumes that the over-allotment options are exercised in full.

                          DESCRIPTION OF CAPITAL STOCK

    The Company has authorized capital stock consisting of 40,000,000 shares of Common Stock, $0.10 par value, and 10,000,000 shares of Preferred Stock, $0.10
par value. At August 31, 1997, there were      shares of Common Stock
outstanding, owned by      holders of record, and there were no shares of
Preferred Stock outstanding. A total of shares of Common Stock are reserved for future issuance under, and for issuance upon the exercise of options to be
granted under the Omnibus Plan, and a total of      shares of Common Stock are
reserved for issuance upon the exercise of outstanding warrants. See "Management--Omnibus Plan" and "Shares Eligible for Future Sale." Upon
consummation of the Offering,      shares of Common Stock and no shares of
Preferred Stock will be outstanding.

COMMON STOCK

    All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued and paid for will be, fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes may not be cumulated in the election of directors. Stockholders have no preemptive or subscription rights. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor and are entitled, upon liquidation, to share ratably in all assets remaining after payment of liabilities. The rights of holders of Common Stock will be subject to any preferential rights of any Preferred Stock which may be issued in the future.

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

PREFERRED STOCK

    The Board of Directors of the Company is authorized (without any further action by the stockholders) to issue Preferred Stock in one or more series and to fix voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. The Board of Directors may issue Preferred Stock for such consideration and on such terms as it deems desirable. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. The Board of Directors of the Company, without stockholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the holders of Common Stock. The Company has no present intention to issue any shares of Preferred Stock.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    ANTI-TAKEOVER PROVISIONS. The Certificate of Incorporation and By-Laws contain certain provisions, in addition to the authorization of the Preferred Stock, that may reduce the likelihood of a change in management or voting control of the Company without the consent of the Company's Board of Directors. These provisions could have the effect of delaying, deterring or preventing tender offers or takeover attempts that some or a majority of the Company's stockholders might consider to be in the stockholders' best interest, including offers or attempts that might result in a premium over the market price for the Common Stock. The By-Laws of the Company can be amended by the stockholders of the Company only upon the affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company. Additionally, in the event of a change of control (as defined in the Omnibus Plan) of the Company, all awards under the Omnibus Plan that have not expired become fully and immediately vested and exercisable and may be exercised for the remaining terms of such awards.

        STAGGERED BOARD OF DIRECTORS. The Certificate of Incorporation and By-Laws divide the Board of Directors into three classes that are elected to staggered three-year terms. The Company believes that a staggered Board of Directors will help assure the continuity and stability of the Company's Board of Directors and the Company's business strategies and policies. In addition, the staggered board provisions help ensure that the Company's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders. The staggered board provisions could increase the likelihood that, in the event of a takeover of the Company, incumbent directors would retain their positions. The affirmative vote of holders of at least 80% of the Company's outstanding voting stock is required to amend these provisions.

        REMOVAL OF DIRECTORS DURING THEIR TERMS. Under the Certificate of Incorporation and By-Laws, a director may be removed during his or her term of service only "for cause" and only by the affirmative vote of not less than 80% of the outstanding voting stock of the Company. As defined, "for cause" means: (i) commission of an act of fraud or embezzlement against the Company; (ii) conviction of a felony or a crime involving moral turpitude;
    (iii) gross negligence or willful misconduct in performing the director's duties to the Company or its stockholders; or (iv) breach of fiduciary duty owed to the Company. The By-Laws also provide that vacant directorships may be filled by the Board of Directors.

        STOCKHOLDER ACTION. Unless limited by the Certificate of Incorporation of a corporation, the Delaware General Corporation Law permits stockholder action without a meeting, without prior notice and without a vote upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Certificate of Incorporation and By-Laws prohibit stockholder action without a meeting. The affirmative vote of holders of at least 80% of the Company's outstanding voting stock is required to amend these provisions. Additionally, the By-Laws provide that meetings of the stockholders can only be called by the Chief Executive Officer, a majority of the Board of Directors or holders of not less than 50% of the outstanding voting stock of the Company.

        FAIR PRICE PROVISION. The Certificate of Incorporation includes a "fair price" provision that requires the affirmative vote of the holders of at least 80% of the outstanding voting stock of the Company to approve a merger with, or disposition of assets or the issuance of securities having a fair market value of $5.0 million or more to, an interested stockholder (as hereinafter defined), a liquidation proposed by an interested stockholder or the reclassification of the Company's securities or a similar transaction that increases the interested stockholder's proportionate ownership in the Company. An "interested stockholder" is anyone who owns or controls, directly, indirectly or together with others, 10% or more of the Company's voting stock. A transaction with an interested stockholder will not require stockholder approval if a majority of disinterested directors (as defined in the Certificate of Incorporation) approves the transaction or if the transaction involves the distribution to the stockholders of cash or other consideration that satisfies the "fair price" criteria set forth in the Certificate of Incorporation, which generally require that all stockholders receive equal treatment, an adequate price and adequate disclosure. The fair price provision of the Certificate of Incorporation may not be amended without the affirmative vote of at least 80% of the Company's outstanding voting stock. In addition, Section 203 of the Delaware General Corporation Law, much like the fair price provision described above, limits the ability of a corporation to enter into certain business combinations with an "interested stockholder" (generally defined as a person owning 15% or more of a corporation's outstanding voting stock) unless certain conditions are met. The Certificate of Incorporation, however, includes a provision electing not to be governed by Section 203.

        EVALUATION FACTORS. The Certificate of Incorporation contains a provision that allows the Board of Directors to evaluate factors other than the price offered when considering a proposed acquisition of the Company. The Certificate of Incorporation permits the Board of Directors to consider the social, legal and economic effects of the proposed acquisition upon the Company's employees, suppliers, customers and the communities in which the Company operates. The Board of Directors can also consider any other factors it deems relevant, including not only the consideration offered in the proposed transaction relative to the market price of the Common Stock but also the value of the Company in a freely negotiated transaction and in relation to the estimate by the Board of Directors of the future value of the Company as an independent entity. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

        STOCKHOLDER PROPOSALS AND NOMINATIONS. The Company's By-Laws provide that notice of proposed stockholder nominations for the election of directors must be given in writing to the Secretary of the Company at the principal executive offices of the Company not less than 75 days nor more than 85 days prior to the meeting at which directors are to be elected (or if fewer than 75 days' notice or prior public disclosure of the stockholders' meeting date is given or made by the Company, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The By-Laws also provide that at an annual stockholders' meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. For such stockholder's notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company not later than the date that corresponds to 120 days prior to the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Such notice must contain certain information specified in the By-Laws.

    LIMITATIONS ON LIABILITY OF DIRECTORS. The Certificate of Incorporation limits the liability of directors to the extent allowed by the Delaware General Corporation Law. Specifically, directors will not be held liable to the Company or its stockholders for an act or omission in such capacity as a director, except for liability as a result of: (i) a breach of the duty of loyalty to the Company or its stockholders; (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law; or (iv) actions or omissions pursuant to which the director will receive an improper personal benefit.

    The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws.

    The Certificate of Incorporation does not eliminate the directors' duty of care. The inclusion of this provision in the Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise benefit the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

    INDEMNIFICATION. The Certificate of Incorporation and By-Laws provide that the Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner and in the Company's best interest. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the current stockholders of the Company
will own approximately    % of the outstanding Common Stock (   % if the
Underwriters' over-allotment option is exercised in full). The Company and certain stockholders who will collectively own shares of Common Stock immediately following the Offering, and holders of warrants who will collectively have the right immediately following the Offering to purchase shares of Common Stock, have agreed with A.G. Edwards & Sons, Inc. not to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of A.G. Edwards & Sons, Inc. See "Underwriting."

    Upon completion of the Offering, the Company will have      shares of Common
Stock outstanding. Of these shares, the      shares sold in the Offering (
shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable in the public market without restriction by persons other than affiliates of the Company. All of the remaining shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.
Approximately      of such shares will have been held for more than one year as of the date of this Prospectus and may be sold 90 days after the Company has been subject to the reporting requirements of Section 13 of the Exchange Act, subject to the volume, manner of sale and other limitations of Rule 144. Following the expiration or release from the 180-day lock-up agreements with
A.G. Edwards & Sons, Inc. approximately      additional shares of Common Stock
will be eligible for sale in accordance with the requirements of Rule 144. See "Underwriting."

    In general, under Rule 144 as currently in effect, if a period of at least one year has elapsed between the later of the date on which "restricted shares" (as that phrase is defined in Rule 144) were acquired from the Company and the date on which they were acquired from an "affiliate" of the Company (as that term is defined in Rule 144), then the holder of such restricted shares (including an affiliate) is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (a) 1% of
the then-outstanding shares of Common Stock (     shares upon completion of the
Offering), and (b) the average weekly reported trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain notice and manner-of-sale requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not an affiliate of the Company (in general, a person who is not a director, officer or principal stockholder of the Company) during the three months prior to resale and who has beneficially owned such shares for at least two years is entitled to sell such restricted stock under Rule 144 without regard to the requirements discussed above, other than the manner-of-sale provisions.

    The Company is unable to estimate the number of shares that may be sold in the future by its stockholders since this will depend on the market price for the Common Stock, the personal circumstances of the stockholders and other factors. Any sale of substantial amounts of shares in the open market may significantly reduce the market price of the Common Stock offered hereby.

    Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 under the Securities Act may be relied upon with respect to the resale of shares of Common Stock originally purchased from the Company by its employees, directors and officers prior to the date the Company becomes subject to the reporting requirements of the Exchange Act pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. Shares of Common Stock issued in reliance on Rule 701 are "restricted shares" and, beginning 90 days after the Company becomes subject to the reporting requirements of the Exchange Act, may be sold by persons other than affiliates, subject to the provisions regarding manner-of-sale under Rule 144, and by affiliates under Rule 144 without compliance with its one-year minimum holding period requirements.

    The Company intends to file registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for future issuance under the Omnibus Plan and the ESOP. After the effective date of such registration statements, shares purchased upon exercise of options granted pursuant to the Omnibus Plan or pursuant to the ESOP will be available for resale in the public market without restriction by persons who are not affiliates of the Company, and to the extent they are held by affiliates, pursuant to Rule 144, without observance of the holding period requirements. Effective with the
consummation of the Offering, options to purchase a total of      shares of
Common Stock will be granted, none of which will be exercisable in less than one
year from the date of grant and      shares will be owned by the ESOP and
Equivalence Plan. See "Risk Factors--Control of the Company by Existing Stockholders," "Management-- Employee Benefit Plans--Omnibus Plan," "Management--Employee Benefits Plans--ESOP" and "Management--Employee Benefits Plans--Equivalence Plan."

    In connection with an amendment to the Credit Agreement on July 31, 1996, the Company issued to certain members of its bank syndicate warrants to purchase
an aggregate of      shares of Common Stock at an exercise price of $     per
share, all of which will remain outstanding after consummation of the Offering. The outstanding warrants can be exercised at any time and the underlying shares can be sold either pursuant to demand registration rights which are exercisable on the first anniversary of the consummation of the Offering and thereafter on an annual basis through December 31, 2004, or pursuant to piggyback registration rights which are exercisable at any time.

                                  UNDERWRITING

    The Underwriters named below have severally agreed with the Company subject to the terms and conditions of the Underwriting Agreement, to purchase the respective numbers of shares of Common Stock set forth opposite their names below.

                                                                                   NUMBER OF
UNDERWRITERS                                                                         SHARES
--------------------------------------------------------------------------------  ------------
A.G. Edwards & Sons, Inc........................................................

  Total.........................................................................
                                                                                  ------------
                                                                                  ------------

    The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the shares of Common Stock, if any are purchased.

    The Company has been advised by A.G. Edwards & Sons, Inc., the Representative of the several Underwriters (the "Representative"), that the Underwriters propose to offer the Common Stock to the public at the Offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession not in excess of $.     per share and that the
Underwriters and such dealers may reallow a discount of not in excess of $. per share to other dealers. The Offering price and the concession and discount to dealers may be changed by the Underwriters after the Offering.

    In the Underwriting Agreement, the Selling Stockholders have granted the Underwriters options, expiring at the close of business on the 45th day subsequent to the date of this Prospectus, to purchase up to an aggregate of additional shares of Common Stock at the Offering price, less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise such options solely to cover over-allotments, if any, in the sale of the shares. To the extent the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares as the number of shares to be purchased by it shown in the table above bears to
              , and the Selling Stockholders will be obligated, pursuant to the options, to sell such shares to the Underwriters.

    The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The liability of each Selling Stockholder under this indemnity is limited to the amount of his proceeds.

    The Company and certain stockholders who collectively will own      shares
of Common Stock immediately following the Offering, and holders of warrants who will collectively have the right immediately following the Offering to purchase shares of Common Stock, have agreed that they will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock, other than the shares offered pursuant to this Prospectus, for a period of 180 days from the date of this Prospectus without the prior written consent of A.G. Edwards & Sons, Inc. See "Shares Eligible for Future Sale."

    In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company and the Selling Stockholders, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to shares of Common Stock, by exercising the Underwriters' over-allotment option referred to above. In addition, A.G. Edwards & Sons, Inc., on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if it is undertaken, it may be discontinued at any time.

    The Representative has informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    Prior to the Offering, there has been no public market for the Common Stock. The Offering price for the Common Stock was determined by negotiation between the Company and the Representative. Among the factors considered in determining the Offering price was the history of and the prospects for the Company and the industry in which it operates, the past and present operating results of the Company and the trends of such results, the future prospects of the Company, an assessment of the Company's management, the general condition for the securities markets at the time of the Offering and the prices for similar securities of comparable companies.

    At the request of the Company, up to      shares of Common Stock in the
Offering have been reserved for sale to certain officers, directors and employees, business affiliates and related persons of the Company who have expressed an interest in purchasing shares of Common Stock at the Price to Public set forth on the cover page of this Prospectus. The number of shares of Common Stock available for sale in the Offering will be reduced to the extent such persons purchase such shares. Purchases will be prohibited to the extent that they are requested in lots of less than 100 shares. Any reserved shares not so purchased will be offered by the Underwriters on the same basis as the other shares available through the Offering.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for the Company by Gardere & Wynne, L.L.P., Dallas, Texas. Certain legal matters pertaining to the Common Stock will be passed upon for the Underwriters by Vinson & Elkins L.L.P., Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements and related schedules of the Company as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996, included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their reports thereon appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon the authority of that firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information concerning the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, copies of which may be inspected at the Commission's principal office, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, or copies of which may be obtained from the Commission at such office upon payment of the fees prescribed by the Commission or on the Internet at HTTP://WWW.SEC.GOV. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit filed with the Commission.

    The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                         INDEX TO FINANCIAL STATEMENTS
                      CONSOLIDATED FINANCIAL STATEMENTS OF
                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

Independent Auditors' Report..........................................................        F-2

Consolidated Balance Sheets as of September 30, 1995 and 1996, and June 30, 1997
  (unaudited).........................................................................        F-3

Consolidated Statements of Income for the Years Ended September 30, 1994, 1995 and
  1996, and for the Nine Months Ended June 30, 1996 and 1997 (unaudited)..............        F-4

Consolidated Statements of Stockholders' Equity for the Years Ended September 30,
  1994, 1995 and 1996, and for the Nine Months Ended June 30, 1997 (unaudited)........        F-5

Consolidated Statements of Cash Flows for the Years Ended September 30, 1994, 1995 and
  1996, and for the Nine Months Ended June 30, 1996 and 1997 (unaudited)..............        F-6

Notes to Consolidated Financial Statements............................................        F-7

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Vari-Lite International, Inc.
Dallas, Texas

    We have audited the accompanying consolidated balance sheets of Vari-Lite International, Inc. and subsidiaries (herein referred to as "the Company") as of September 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

Dallas, Texas
November 22, 1996 (October  , 1997,
as to the first paragraph of Note F)

The accompanying consolidated financial statements are presented to give effect to the Company's reincorporation in Delaware and the Company's recapitalization, in which the shares of Class A and Class B Common Stock will be converted into shares of the Company's new common stock and a class of preferred stock will be authorized, as described in Note F to the consolidated financial statements. The above opinion is in the form which will be signed by Deloitte & Touche LLP upon effectiveness of the above events, assuming that from November 22, 1996 to the effective date of such events, no other material events have occurred which would affect the accompanying consolidated financial statements and notes thereto.

Deloitte & Touche LLP
Dallas, Texas
August 13, 1997

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                                                      SEPTEMBER 30,
                                                                                   --------------------   JUNE 30,
                                                                                     1995       1996        1997
                                                                                   ---------  ---------  -----------
                                                                                                         (UNAUDITED)
CURRENT ASSETS:
  Cash...........................................................................  $   3,973  $   2,633   $  --
  Receivables, less allowance for doubtful accounts of $495, $348 and $448.......      8,158     11,070      13,178
  Inventory......................................................................      2,013      2,395       2,996
  Prepaid expense and other current assets.......................................      1,876        816       2,627
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT ASSETS.........................................................     16,020     16,914      18,801
EQUIPMENT AND OTHER PROPERTY:
  Lighting and sound equipment...................................................     79,486     87,932     101,713
  Machinery and tools............................................................      1,591      2,179       2,149
  Furniture and fixtures.........................................................      3,563      3,728       3,791
  Office and computer equipment..................................................      5,244      7,593       8,043
  Work in progress and raw materials inventory...................................      3,759      3,259       6,805
                                                                                   ---------  ---------  -----------
                                                                                      93,643    104,691     122,501
    Less accumulated depreciation and amortization...............................     38,620     47,982      55,947
                                                                                   ---------  ---------  -----------
                                                                                      55,023     56,709      66,554
OTHER ASSETS.....................................................................      1,964      3,950       4,570
                                                                                   ---------  ---------  -----------
    TOTAL ASSETS.................................................................  $  73,007  $  77,573   $  89,925
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses..........................................  $  10,361  $   8,596   $   8,508
  Deposits on contracts..........................................................      1,164      1,187       1,854
  Income taxes payable...........................................................        857        350         155
  Current portion of long-term obligations.......................................      8,477      7,427       7,806
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT LIABILITIES....................................................     20,859     17,560      18,323
LONG-TERM OBLIGATIONS............................................................     26,393     29,922      37,593
DEFERRED INCOME TAXES............................................................      4,426      5,553       6,449
                                                                                   ---------  ---------  -----------
    TOTAL LIABILITIES............................................................     51,678     53,035      62,365

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred Stock, $0.10 par value (10,000,000 shares authorized), none issued or outstanding..................................................................
  Common Stock, $0.10 par value (40,000,000 shares authorized)...................
  Treasury Stock, at cost,      shares at September 30, 1996, and      shares at
    June 30, 1997................................................................
  Additional paid-in capital.....................................................
  Stockholder notes receivable...................................................       (398)      (352)       (186)
  Stock purchase warrants........................................................        663        600         600
  Cumulative foreign currency translation adjustment.............................        780        905       1,451
  Retained earnings..............................................................     16,861     19,735      21,953
                                                                                   ---------  ---------  -----------
    TOTAL STOCKHOLDERS' EQUITY...................................................     21,329     24,538      27,560
                                                                                   ---------  ---------  -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................................  $  73,007  $  77,573   $  89,925
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                              FOR THE YEARS ENDED SEPTEMBER   FOR THE NINE MONTHS
                                                                           30,                   ENDED JUNE 30,
                                                             -------------------------------  --------------------
                                                               1994       1995       1996       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Rental revenues............................................  $  47,625  $  65,864  $  65,741  $  45,389  $  56,400
Product sales and services revenues........................      6,187      9,046     11,397      8,042     10,688
                                                             ---------  ---------  ---------  ---------  ---------
  TOTAL REVENUES...........................................     53,812     74,910     77,138     53,431     67,088
Rental cost of sales.......................................     18,775     26,288     26,425     18,267     22,342
Product sales and services cost of sales...................      4,284      6,637      7,783      5,601      7,409
                                                             ---------  ---------  ---------  ---------  ---------
  TOTAL COST OF SALES......................................     23,059     32,925     34,208     23,868     29,751
                                                             ---------  ---------  ---------  ---------  ---------
  GROSS PROFIT.............................................     30,753     41,985     42,930     29,563     37,337
Selling, general and administrative expense................     19,181     28,163     30,077     22,230     25,124
Research and development expense...........................      3,033      3,283      4,404      2,947      4,684
                                                             ---------  ---------  ---------  ---------  ---------
  TOTAL OPERATING EXPENSES.................................     22,214     31,446     34,481     25,177     29,808
                                                             ---------  ---------  ---------  ---------  ---------
OPERATING INCOME...........................................      8,539     10,539      8,449      4,386      7,529
Interest expense...........................................      1,805      2,788      3,092      2,437      2,692
                                                             ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS..........      6,734      7,751      5,357      1,949      4,837
Income taxes...............................................      2,400      3,037      2,238        813      2,054
                                                             ---------  ---------  ---------  ---------  ---------
INCOME BEFORE EXTRAORDINARY LOSS...........................      4,334      4,714      3,119      1,136      2,783
Extraordinary loss from early extinguishment of debt (net
  of tax of $389)..........................................        756
                                                             ---------  ---------  ---------  ---------  ---------
NET INCOME.................................................  $   3,578  $   4,714  $   3,119  $   1,136  $   2,783
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
WEIGHTED AVERAGE SHARES OUTSTANDING........................
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
EARNINGS PER SHARE.........................................  $          $          $          $          $
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                      PREFERRED STOCK         COMMON STOCK                    ADDITIONAL
                                                   ---------------------  ---------------------   TREASURY      PAID-IN
                                                     SHARES     AMOUNT      SHARES     AMOUNT       STOCK       CAPITAL
                                                   ----------  ---------  ----------  ---------  -----------  -----------
BALANCE, OCTOBER 1, 1993.........................      --      $  --                  $           $  --        $
Dividends declared...............................
Shares purchased and retired.....................
Shares issued....................................
Net effect of translation adjustment.............
Adjust warrant valuation allowance...............
Net income.......................................
                                                   ----------  ---------  ----------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1994......................      --         --                                 --
Dividends declared...............................
Shares issued....................................
Payments on stockholder notes receivable.........
Net effect of translation adjustment.............
Issuance of stock to the ESOP and ESEP Plans.....
Adjust warrant valuation allowance...............
Net income.......................................
                                                   ----------  ---------  ----------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1995......................
Dividends declared...............................
Purchase of treasury stock.......................                                                       (28)
Purchases of stock warrants......................
Issuance of stock warrants.......................
Payments on stockholder notes receivable.........
Issuance of stock to the ESOP and ESEP Plans.....
Net effect of translation adjustment.............
Net income.......................................
                                                   ----------  ---------  ----------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1996
  UNAUDITED:.....................................                                                       (28)
Dividends declared...............................
Purchase of treasury stock.......................                                                      (158)
Payments on stockholder notes receivable.........
Issuance of stock to the ESOP and ESEP Plans.....
Net effect of translation adjustment.............
Net income.......................................
                                                   ----------  ---------  ----------  ---------       -----   -----------
BALANCE, JUNE 30, 1997 (UNAUDITED)...............      --      $  --                  $           $    (186)   $
                                                   ----------  ---------  ----------  ---------       -----   -----------
                                                   ----------  ---------  ----------  ---------       -----   -----------

                                                                               CUMULATIVE
                                                                                 FOREIGN
                                                    STOCKHOLDER      STOCK      CURRENCY
                                                       NOTES       PURCHASE    TRANSLATION   RETAINED
                                                    RECEIVABLE     WARRANTS    ADJUSTMENT    EARNINGS      TOTAL
                                                   -------------  -----------  -----------  -----------  ---------
BALANCE, OCTOBER 1, 1993.........................    $  --         $     480    $     651    $   9,671   $
Dividends declared...............................                                                 (315)
Shares purchased and retired.....................
Shares issued....................................          (98)
Net effect of translation adjustment.............                                      67
Adjust warrant valuation allowance...............                         67                       (67)
Net income.......................................                                                3,578
                                                         -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1994......................          (98)          547          718       12,867
Dividends declared...............................                                                 (604)
Shares issued....................................         (323)
Payments on stockholder notes receivable.........           23
Net effect of translation adjustment.............                                      62
Issuance of stock to the ESOP and ESEP Plans.....
Adjust warrant valuation allowance...............                        116                      (116)
Net income.......................................                                                4,714
                                                         -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1995......................         (398)          663          780       16,861
Dividends declared...............................                                                 (648)
Purchase of treasury stock.......................
Purchases of stock warrants......................                       (663)                      403
Issuance of stock warrants.......................                        600
Payments on stockholder notes receivable.........           46
Issuance of stock to the ESOP and ESEP Plans.....
Net effect of translation adjustment.............                                     125
Net income.......................................                                                3,119
                                                         -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1996
  UNAUDITED:.....................................         (352)          600          905       19,735
Dividends declared...............................                                                 (565)
Purchase of treasury stock.......................
Payments on stockholder notes receivable.........          166
Issuance of stock to the ESOP and ESEP Plans.....
Net effect of translation adjustment.............                                     546
Net income.......................................                                                2,783
                                                         -----         -----   -----------  -----------  ---------
BALANCE, JUNE 30, 1997 (UNAUDITED)...............    $    (186)    $     600    $   1,451    $  21,953   $
                                                         -----         -----   -----------  -----------  ---------
                                                         -----         -----   -----------  -----------  ---------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                          FOR THE NINE MONTHS
                                                                          FOR THE YEARS ENDED SEPTEMBER
                                                                                       30,                   ENDED JUNE 30,
                                                                         -------------------------------  --------------------
                                                                           1994       1995       1996       1996       1997
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income...........................................................  $   3,578  $   4,714  $   3,119  $   1,136  $   2,783
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization......................................      5,876      8,436      9,869      7,393      8,489
    Amortization of note discount and deferred loan fees...............        205        186        199        149        265
    Extraordinary loss from the early extinguishment of debt...........        756     --         --         --         --
    Provision for doubtful accounts....................................         67        334        348        103         94
    Deferred income taxes..............................................        958        702      1,127        (51)       896
    Gain on sale of equipment and other property.......................        (53)    (1,967)      (574)    --         (2,991)
    Provisions for ESOP and ESEP contributions.........................     --            750        250     --            250
    Net change in assets and liabilities:
      Decrease (increase) in accounts receivable.......................     (2,823)    (2,436)    (2,846)    (1,989)    (2,202)
      Decrease (increase) in prepaid expenses..........................       (959)       (15)     1,060     (4,716)    (1,811)
      Decrease (increase) in inventory.................................     --         (1,031)      (382)     2,412       (601)
      Decrease (increase) in other assets..............................     (1,130)      (370)    (2,616)      (232)      (824)
      Increase (decrease) in accounts payable, accrued liabilities and
        income taxes payable...........................................      3,543      3,077     (2,268)    (1,180)      (284)
      Increase (decrease) in deposits on contracts.....................        919       (172)        23        474        667
                                                                         ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities........................     10,937     12,208      7,309      3,499      4,731
Cash flows from investing activities:
  Capital expenditures.................................................    (13,566)   (20,748)   (12,587)    (9,125)   (19,880)
  VLEH Acquisition.....................................................     (5,940)    --         --         --         --
  Proceeds from sale of equipment......................................        582      2,412      1,377     --          5,030
                                                                         ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities............................    (18,924)   (18,336)   (11,210)    (9,125)   (14,850)
Cash flows from financing activities:
  Proceeds from issuance of debt.......................................     25,800     10,998     28,204     12,476     16,967
  Principal payments on debt...........................................    (12,525)    (3,926)   (24,601)    (8,869)    (8,127)
  Proceeds from issuance of distributor advances.......................        997      2,168      1,745      1,306        604
  Principal payments on distributor advances...........................     (4,200)    (1,362)    (1,894)    (1,322)    (1,216)
  Proceeds from payments on stockholder notes receivable...............     --             33         46         38        166
  Proceeds from issuance of common stock...............................        102     --         --         --         --
  Prepayment penalty from early extinguishment of debt.................       (500)    --         --         --         --
  Purchase of common stock.............................................         (4)    --         --         --         --
  Purchase of treasury stock...........................................     --         --            (28)    --           (158)
  Purchase of stock warrant............................................     --         --           (260)    --         --
  Dividends paid.......................................................       (315)      (604)      (648)      (568)      (565)
                                                                         ---------  ---------  ---------  ---------  ---------
      Net cash provided by financing activities........................      9,355      7,307      2,564      3,061      7,671
Effect on cash from foreign currency translation adjustment............         99       (624)        (3)      (166)      (185)
                                                                         ---------  ---------  ---------  ---------  ---------
Net increase (decrease) during the period..............................      1,467        555     (1,340)    (2,731)    (2,633)
Cash, beginning of period..............................................      1,951      3,418      3,973      3,973      2,633
                                                                         ---------  ---------  ---------  ---------  ---------
Cash, end of period....................................................  $   3,418  $   3,973  $   2,633  $   1,242  $  --
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------
Supplemental Cash Flow Information
-----------------------------------------------------------------------
  Cash paid for interest expense.......................................  $   1,812  $   2,905  $   3,234  $   2,564  $   2,956
  Cash paid for income taxes...........................................  $   1,111  $   1,752  $   1,528  $   1,470  $   1,765
  Acquisition of property under capital leases.........................  $     302  $  --      $  --      $  --      $  --
  Warrants issued......................................................  $  --      $  --      $     600  $  --      $  --

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE A--ORGANIZATION:

    Vari-Lite International, Inc. and subsidiaries (herein referred to as "the Company") is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring, theater, television and film and corporate events.

    On March 31, 1994, the Company formed Vari-Lite Europe Holdings Limited ("VLEH") to acquire the net assets, consisting primarily of equipment and property, and the operations of three London-based companies, which are in the business of providing lighting services and stage and stage set construction. The total purchase price, including related acquisition and financing costs was approximately $6,000, which was funded with a portion of the proceeds from the Company's Credit Facility (see Note E). The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the tangible assets acquired, and liabilities assumed based upon a determination of their fair values at the acquisition date. The results of operations of VLEH have been included in the consolidated financial statements since its acquisition.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION AND USE OF ESTIMATES

    The consolidated financial statements of Vari-Lite International, Inc. includes the accounts of its wholly-owned subsidiaries Vari-Lite, Inc., Showco, Inc., Irideon, Inc., IGNITION! Creative Group, Inc., Concert Production Lighting, Inc., Vari-Lite Asia, Inc. (a Japanese corporation), Vari-Lite Hong Kong Limited and VLEH and its subsidiaries. All material intercompany transactions and balances have been eliminated.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements. Certain estimates are used in determining the valuation of assets and liabilities. Actual results could differ from these estimates.

    INTERIM FINANCIAL STATEMENTS

    The balance sheet as of June 30, 1997, and the statements of income, stockholders' equity and cash flows for the nine months ended June 30, 1996 and 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position, at June 30, 1997 and the results of operations and cash flows for the nine months ended June 30, 1996 and 1997, have been made. The results of operations for the nine months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company has certain financial instruments consisting primarily of cash, accounts and lease receivables, debt and long-term obligations and interest rate swap agreements. The carrying values of substantially all of the financial instruments approximate their respective fair values.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INVENTORY

    Inventories are stated at the lower of cost (first-in, first-out method) or market. Market for raw materials is based on replacement costs and for other inventory classifications, on net realizable value. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

    EQUIPMENT AND OTHER PROPERTY

    Equipment and other property are stated at cost or, in the case of capitalized leases, at the lower of the present value of future lease payments or the fair value of the equipment. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the various classes of equipment and other property. In 1996, management reevaluated the estimated useful lives of the Company's lighting equipment and accordingly lengthened the lives of certain lighting equipment to correspond with the anticipated revenue of the equipment.

    OTHER ASSETS

    The Company capitalizes and includes in other assets deferred financing costs and the costs of acquiring patents and trademarks on its products. Deferred financing costs are amortized over the term of the debt. Amortization on patents and trademarks is computed on the straight-line basis over the lives of the patents or trademarks or the period of expected benefit. In addition, the Company capitalizes legal costs associated with the pursuit of third parties for infringement of certain of the Company's patents, copyrights and trademarks. Such costs are capitalized when the Company is successful or management believes it will be successful. These costs are amortized over the lives of the applicable patents, copyrights and trademarks.

    REVENUE RECOGNITION

    Revenues related to equipment rental and services are recognized as earned over the terms of the contracts. Revenues from long-term leases classified as sales-type leases are recognized upon delivery and installation of the equipment. Revenues related to the sale of architectural products are recognized upon shipment of the equipment. In 1995, one customer accounted for 11.9% of the Company's revenues. No other customer accounted for more than 10% of the Company's revenues during any of the three years in the period ended September 30, 1996 or the nine months ended June 30, 1997.

    RESEARCH AND DEVELOPMENT

    Costs incurred in connection with the development of new products are considered research and development costs and are charged to operations as incurred.

    INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," and files a consolidated federal income tax return. Deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) purposes, referred to as temporary differences. Provision is made for deferred taxes relating to temporary differences in the recognition of income and expense for financial reporting and for income tax purposes.

    FOREIGN CURRENCY TRANSLATION

    In accordance with SFAS No. 52, "Foreign Currency Translation," the asset and liability accounts of the Company's non-U.S. subsidiaries are translated into U.S. dollars using rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at exchange rates which approximate the average rates prevailing during the year. The cumulative translation gains and losses are included in stockholders' equity.

    EARNINGS PER SHARE

    Earnings per share is calculated by dividing net income by the weighted average shares outstanding for the applicable period. Common stock equivalents, including warrants and options, are included, to the extent considered dilutive, using the treasury stock method and are assumed to be outstanding for the full period in the period of issuance.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1996, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for periods ending after December 15, 1995. Management intends to implement only the disclosure requirements of such statement for employee stock-based compensation. However, the accounting provisions of this statement will be required to be implemented upon the future issuance of non-employee stock-based compensation. The Company does not believe that there will be a material impact to the historically reported amount of earnings per share upon the implementation of this statement.

    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which is effective for periods ending after December 15, 1997. Implementation of SFAS No. 128 will have no effect on the Company's results of operations, financial position or cash flows but will require a change in the calculation of earnings per share. The Company does not believe that there will be a material impact to the reported amount of earnings per share upon the implementation of this statement.

    In February 1997, the FASB issued SFAS No. 129, "Capital Structure," which is effective for periods ending after December 15, 1997. Implementation of SFAS No. 129 will have no effect on the Company's results of operations, financial position or cash flows.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events from nonowner sources. SFAS No. 130 will require that changes in the balances of items that are reported directly in a separate component of stockholders' equity (such as unrealized gains and losses and minimum pension liability adjustments) be added to net income to arrive at comprehensive income. Implementation of SFAS No. 130 will have no effect on the Company's results of operations, financial position or cash flows, but will require additional footnote disclosures presenting the Company's comprehensive income.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. Accordingly, the Company plans to adopt SFAS No. 131 for its fiscal year beginning October 1, 1998. Implementation of SFAS No. 131 will have no effect on the Company's results of operations, financial position or cash flows, but may require a change in the disclosures regarding the Company's operating segments.

    OTHER

    Certain reclassifications have been made to the September 30, 1994 and 1995, consolidated financial statements to conform to the presentation in the September 30, 1996, consolidated financial statements.

NOTE C--INVENTORY:

    Inventory consists of the following:

                                                                  SEPTEMBER 30,
                                                               --------------------
                                                                 1995       1996
                                                               ---------  ---------   JUNE 30,
                                                                                     -----------
                                                                                        1997
                                                                                     -----------
                                                                                     (UNAUDITED)
Raw materials................................................  $     766  $   1,998   $   2,654
Work in progress.............................................        216        294         197
Finished goods...............................................      1,031        103         145
                                                               ---------  ---------  -----------
                                                               $   2,013  $   2,395   $   2,996
                                                               ---------  ---------  -----------
                                                               ---------  ---------  -----------

NOTE D--OTHER ASSETS:

    Other assets consist of the following:

                                                                  SEPTEMBER 30,
                                                               --------------------
                                                                 1995       1996
                                                               ---------  ---------   JUNE 30,
                                                                                     -----------
                                                                                        1997
                                                                                     -----------
                                                                                     (UNAUDITED)
Patents and trademarks.......................................  $     263  $   2,355   $   2,809
Deferred financing costs.....................................        947      1,432       1,436
Other, including sales-type lease receivables                      1,239        865       1,230
                                                               ---------  ---------  -----------
                                                                   2,449      4,652       5,475
Less accumulated amortization................................       (485)      (702)       (905)
                                                               ---------  ---------  -----------
                                                               $   1,964  $   3,950   $   4,570
                                                               ---------  ---------  -----------
                                                               ---------  ---------  -----------

    Included in the amount of patents and trademarks are amounts capitalized by the Company relating to the High End Lawsuit, a patent infringement suit in which the Company is the plaintiff. Unless the Company receives a judgment in this litigation that the defendant has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company related to the High

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE D--OTHER ASSETS: (CONTINUED)
End Lawsuit (including those previously capitalized) will be required to be recorded as an expense in the period that the judgment is rendered.

NOTE E--LONG-TERM OBLIGATIONS:

    Long-term obligations consist of the following:

                                                                SEPTEMBER 30,
                                                             --------------------
                                                               1995       1996
                                                             ---------  ---------   JUNE 30,
                                                                                   -----------
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
Credit Facility:
  Term loans at current exchange rates (net of value
    assigned to warrants of $600 at September 30, 1996, and
    $488 at June 30, 1997).................................  $  21,813  $  26,514   $  24,402
  Revolving lines of credit................................      8,346      5,236      15,938
Advances from distributors.................................      2,943      2,810       2,101
Obligations under capital leases with interest at 8.6% to
  10.4%, maturities through 1999...........................        530        348         201
Other......................................................      1,238      2,441       2,757
                                                             ---------  ---------  -----------
                                                                34,870     37,349      45,399
Less current portion.......................................     (8,477)    (7,427)     (7,806)
                                                             ---------  ---------  -----------
                                                             $  26,393  $  29,922   $  37,593
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------

    The Company's Credit Facility allows borrowings up to $28,000 under a revolving line of credit. The Company incurred prepayment penalties in 1994 of $756 (net of tax benefit of $389) relating to the early extinguishment of its prior debt facility, which was expensed in the consolidated statement of income as an extraordinary loss. Loans under the revolver may be drawn in U.S. dollars, U.K. pounds sterling or Japanese yen, subject to their availability under the Credit Facility. Interest on the term loans and the revolvers is calculated as follows:

             LOAN DENOMINATION                               INTEREST RATE
--------------------------------------------  --------------------------------------------
U.S. dollar term                              Prime rate plus 1% or LIBOR plus 3.5%
Multicurrency revolver                        Prime rate plus 1% for U.S. dollar
                                                borrowings and Euroyen TIBOR plus 3.5% for
                                                Japanese yen borrowings
U.K. pound sterling term                      LIBOR rate plus 2%
U.K. pound sterling revolver                  LIBOR rate plus 2%
Japanese yen term                             TIBOR rate plus 2.5%

    Based on the outstanding amounts under the Credit Facility as of September 30, 1995 and 1996 and June 30, 1997, the weighted average interest rates were 10.35%, 8.69% and 8.83%, respectively.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE E--LONG-TERM OBLIGATIONS: (CONTINUED)
    At September 30, 1996 and June 30, 1997, the Company had interest rate swap agreements with two of its primary lenders relating to a notional principal amount of $19,800, and $17,700, respectively, which effectively changes the Company's variable interest rate exposure on such borrowing to a fixed weighted average interest rate of 9.60%. The interest rate swap agreements mature on or before the maturity date of the related notes as follows:

                                                                     SEPTEMBER
                                                                      30,1996
                                                                    ------------   JUNE 30,
                                                                                     1997
                                                                                  -----------
                                                                                  (UNAUDITED)
Year one..........................................................   $    3,050    $   3,800
Year two..........................................................        3,800        5,900
Year three........................................................        5,450        1,000
Year four.........................................................        1,000        7,000
Year five.........................................................        6,500       --
                                                                    ------------  -----------
                                                                     $   19,800    $  17,700
                                                                    ------------  -----------
                                                                    ------------  -----------

    The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the other parties.

    Principal payments of approximately $826 under the multicurrency term loan are due quarterly and increase to $1,076 per quarter on September 30, 1997 through the remaining term of the loan. A lump sum payment of approximately $8,471 is due June 30, 2001. Interest on outstanding term loans is due quarterly. Principal amounts outstanding under the revolving line of credit are due June 30, 2001 and interest on outstanding amounts is due monthly. Until April 1, 1998, a prepayment penalty equal to .25% of the amount prepaid is due and payable in connection with voluntary prepayments of the term loans.

    The Credit Facility contains compliance covenants, including requirements that the Company achieve certain financial ratios. In addition, the Credit Facility places limitations on the ability to pay stockholder distributions, make capital expenditures, incur additional indebtedness, make certain loans or investments, sell assets or reacquire the Company's stock. The Company incurs a commitment fee equal to .5% per annum on the average daily unused portion of the revolver which is payable quarterly. Substantially all Company assets, except those pledged to distributors (described below), are pledged as collateral under the Credit Facility.

    In connection with certain distributor agreements, the Company has received advances for a five-year period to provide the necessary funds for construction of the leased lighting systems (see Note G). The remaining balances outstanding under such borrowings at September 30, 1995 and 1996, and June 30, 1997, were $2,943, $2,810 and $2,101, respectively. Equipment with a net book value of approximately $8,700 at June 30, 1997 ($7,500 at September 30, 1996) has been pledged to the distributors as collateral for such loans. The interest rate on substantially all the notes is variable and ranged from 3% to 7% for the years ended September 30, 1995 and 1996 and the unaudited nine months ended June 30, 1997. Substantially all the advances are nonrecourse and are repaid from the Company's portion of the rental revenue earned on the associated leases.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

    Maturities of long-term obligations including capital lease obligations are approximately as follows:

                                                                     SEPTEMBER
                                                                      30, 1996
                                                                    ------------   JUNE 30,
                                                                                     1997
                                                                                  -----------
                                                                                  (UNAUDITED)
Year one..........................................................   $    7,427    $   7,806
Year two..........................................................        5,204        5,353
Year three........................................................        4,872        4,762
Year four.........................................................        4,225       27,478
Year five.........................................................       15,621       --
                                                                    ------------  -----------
                                                                     $   37,349    $  45,399
                                                                    ------------  -----------
                                                                    ------------  -----------

NOTE F--STOCKHOLDERS' EQUITY:

    On October , 1997, in conjunction with the Company's reincorporation in Delaware, the Board of Directors of the Company created a new class of common stock and authorized 40,000,000 shares. As a result of the reincorporation,
stockholders will receive      shares of common stock for each share of the
Company's Class A common stock and Class B common stock held by the stockholders. Share amounts and the weighted average shares outstanding for all periods presented give retroactive effect to the recapitalization of the common stock. In addition, the Company authorized 10,000,000 shares of preferred stock which the Company's Board of Directors may issue for such consideration and on such terms as it deems desirable, including with voting and conversion rights that could adversely affect the holders of common stock.

    In connection with prior debt agreements, the Company and a lender entered into a warrant purchase agreement, which granted the lender a warrant to purchase shares of Common Stock. The Company initially allocated $400 of the proceeds of these loan agreements to the warrant and in subsequent years increased such warrant value to an amount equal to the warrant valuation as defined in the agreement. During 1996, the Company repurchased the warrant from the holder for $260.

    In July 1996, in connection with an amendment to the Company's Credit
Facility, the Company issued warrants to purchase up to      shares of Common
Stock at a price based on the Company's earnings as defined in the warrant agreement. After December 31, 2001, and through the warrant expiration date of December 31, 2004, the warrant holders may put the warrant shares back to the Company at the price specified in the warrant agreement. This put right will terminate upon the occurrence of certain events, including an initial public offering. The terms of the warrants also provide for registration rights and adjustments to the price and number of shares in certain circumstances. As of September 30, 1996 and June 30, 1997, no warrants had been exercised.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES:

    Company has agreements with various distributors whereby it has leased certain lighting equipment to the distributors for a five-year period. These agreements are accounted for as operating leases. Under the terms of these agreements, these distributors have the exclusive right to market the lighting equipment by subrental within defined market areas or customers. The distributors' lease payments to the Company are calculated at 50% of the gross rental revenue received by the distributors from their subrental of the lighting equipment and amounted to approximately $2,864, $3,797, $4,893, $3,778 and $3,576 for the years ended September 30, 1994, 1995 and 1996, and for the unaudited nine months ended June 30, 1996 and 1997, respectively. The lighting equipment under these leasing arrangements had a net book value of approximately $7,552, $7,473 and $8,736 at September 30, 1995 and 1996, and June 30, 1997,
respectively.

    The Company is also the lessor under sales-type leases. Leases classified as sales-type leases generally stipulate that all lease payments be made within 30 days of the start of the lease term; however, the Company has also entered into certain sales-type leases that allow for periodic payment throughout the term of the lease. The Company recorded revenues of $4,427, $9,914, $4,544, $2,318 and $6,009 and cost of products and services of $1,465, $3,422, $2,223, $1,023 and $2,054 in the years ended September 30, 1994 1995 and 1996, and in the unaudited nine months ended June 30, 1996 and 1997, respectively, related to sales-type leases.

    Equipment under leases which do not qualify as sales-type leases are accounted for as operating leases. Leases of this type include distributor leases, as detailed above, and dealer leases. Under dealer leases, dealers receive exclusive rights to subrent the Company's lighting equipment in a certain geographic area. The Company provides the lighting equipment to the dealers, who pay a monthly rental fee to the Company.

    Future minimum lease payments receivable, including those which relate to sales-type leases and are included in other assets, are as follows:

                                                 SALES-TYPE                    OPERATING
                                       ------------------------------  --------------------------
                                        SEPTEMBER 30,                  SEPTEMBER 30,
                                            1996                           1996
                                       ---------------  JUNE 30, 1997  -------------   JUNE 30,
                                                        -------------                    1997
                                                         (UNAUDITED)                  -----------
                                                                                      (UNAUDITED)
Year one.............................     $     344       $     181      $     929     $   1,798
Year two.............................           303             102            920         1,830
Year three...........................           151          --                785         1,577
Year four............................        --              --                519         1,329
Year five............................        --              --                209         1,089
Thereafter...........................        --              --                 20            19
                                              -----           -----         ------    -----------
Total minimum lease payments.........           798             283      $   3,382     $   7,642
                                                                            ------    -----------
                                                                            ------    -----------
Less amount representing interest....          (105)            (28)
                                              -----           -----
Present value of net minimum lease
  payments...........................           693             255
Less current portion.................          (279)           (177)
                                              -----           -----
Long-term lease receivables..........     $     414       $      78
                                              -----           -----
                                              -----           -----

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES: (CONTINUED)
    AS LESSEE

    The Company leases certain computers and equipment. The following is a summary of assets held under capital leases:

                                                             SEPTEMBER 30,
                                                          --------------------
                                                            1995       1996
                                                          ---------  ---------   JUNE 30,
                                                                                   1997
                                                                                -----------
                                                                                (UNAUDITED)
Computers and equipment under capital leases............  $   2,563  $   2,563   $   2,563
Less accumulated depreciation...........................     (2,014)    (2,144)     (2,241)
                                                          ---------  ---------  -----------
Property under capital leases, net......................  $     549  $     419   $     322
                                                          ---------  ---------  -----------
                                                          ---------  ---------  -----------

    The Company also leases manufacturing facilities and office space. The future minimum lease payments, including those which relate to capital leases and are included in long-term obligations, are as follows:

                                                  CAPITAL                      OPERATING
                                       ------------------------------  --------------------------
                                        SEPTEMBER 30,                  SEPTEMBER 30,
                                            1996                           1996
                                       ---------------  JUNE 30, 1997  -------------   JUNE 30,
                                                        -------------                    1997
                                                         (UNAUDITED)                  -----------
                                                                                      (UNAUDITED)
1997.................................     $     223       $     136      $   1,109     $   1,132
1998.................................            99              63            897           802
1999.................................            44          --                527           454
2000.................................        --              --                400           243
2001.................................        --              --             --            --
                                              -----           -----         ------    -----------
Total minimum lease payments.........           366             199      $   2,933     $   2,631
                                                                            ------    -----------
                                                                            ------    -----------
Less amount representing interest....           (18)            (14)
                                              -----           -----
Present value of net minimum lease
  payments...........................           348             185
Less current portion.................          (200)           (134)
                                              -----           -----
Long-term lease obligations..........     $     148       $      51
                                              -----           -----
                                              -----           -----

    Rental expense for the years ended September 30, 1994, 1995 and 1996, and the unaudited nine months ended June 30, 1996 and 1997 was approximately $1,347, $1,957, $2,397, $1,760 and $1,956, respectively.

    In December 1995, the Company entered into a lease agreement with an unaffiliated entity ("Lessor") for land to be used as the site for a new corporate facility. After the initial non-cancelable lease term, ending in December 2000, the lease may be renewed for up to six additional five-year terms by agreement of the parties. If the lease is not renewed or is otherwise terminated, the Company may be required to make a residual termination payment equal to 85% of the $3,600 paid by the lessor to acquire the land. In addition, the Company has an option to purchase the land during the term of the lease for a price equal to the Lessor's cost. Rent payable under the lease is based upon the $3,600 spent by the Lessor to acquire the land and the Lessor's cost of funds from time to time. At September 30, 1996 and June 30, 1997, the Company had a swap agreement with one

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES: (CONTINUED)
of its primary lenders relating to a notional amount of $3,600, which effectively changes the Company's variable rent exposure on this lease to a fixed annual amount of $388. This swap agreement matures in October 2000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the other party. Future minimum rental commitments and rent expense for the year ended September 30, 1996, and the unaudited nine months ended June 30, 1996 and 1997, have been included in the amounts above.

NOTE H--INCOME TAXES:

    The provision for income taxes consists of the following:

                                                                              SEPTEMBER 30,                 JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1994       1995       1996       1996       1997
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                                                          (UNAUDITED)
Current:
  U.S. Federal.....................................................  $   1,273  $   1,289  $     100  $      87  $     104
  State............................................................     --            217         54         46         56
  International....................................................        169        829        957        731        998
Deferred:
  U.S. Federal.....................................................        860        906        992        (50)       787
  State............................................................         20        217        135         (1)       109
  International....................................................         78       (421)    --         --         --
                                                                     ---------  ---------  ---------        ---  ---------
                                                                     $   2,400  $   3,037  $   2,238  $     813  $   2,054
                                                                     ---------  ---------  ---------        ---  ---------
                                                                     ---------  ---------  ---------        ---  ---------

    A reconciliation of income taxes computed at the U.S. Federal statutory tax rate to the provision for income tax is as follows:

                                                                              SEPTEMBER 30,                 JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1994       1995       1996       1996       1997
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                                                          (UNAUDITED)
Income tax expense at U.S. statutory rate..........................  $   2,289  $   2,635  $   1,821  $     663  $   1,644
Cumulative effect of change in accounting principle................         90     --         --         --         --
International taxes................................................        119        153        255         93        230
State taxes........................................................     --            434        189         69        170
Foreign and general business tax credits...........................       (128)      (300)      (100)    --         --
Other--primarily permanent differences.............................         30        115         73        (12)        10
                                                                     ---------  ---------  ---------        ---  ---------
                                                                     $   2,400  $   3,037  $   2,238  $     813  $   2,054
                                                                     ---------  ---------  ---------        ---  ---------
                                                                     ---------  ---------  ---------        ---  ---------

    Deferred income taxes have been provided for the temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities. Deferred income taxes resulted principally from the use of accelerated depreciation for tax purposes and straight-line depreciation for financial reporting purposes.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE H--INCOME TAXES: (CONTINUED)
    In 1995 and 1996 and for the unaudited nine months ended June 30, 1996 and 1997, there was no valuation allowance at the beginning or end of the respective fiscal period.

    For tax purposes, the Company has approximately $1,500 of foreign tax credits that expire in 1997 through 2001. In addition, approximately $542 of alternative minimum tax credits (which do not expire) and approximately $165 of tax benefits related to net operating loss carryforwards (which expire in 2011) are available to offset future regular tax liability. The benefit of these tax credit carryforwards has been recognized for financial statement purposes as part of deferred taxes.

    International income taxes relate to the results of operations of the wholly-owned subsidiaries, Vari-Lite Asia, Inc., Vari-Lite Hong Kong Limited and VLEH, as well as to withholding taxes on revenue generated by the Company's foreign distributors.

NOTE I--EMPLOYEE BENEFIT PLANS:

    The Company has a defined contribution 401(k) plan in which substantially all its U.S. employees can elect to be participants. Under the terms of the 401(k) plan, employees can defer up to 20% of their earnings up to the permitted maximum as defined by IRS regulations. The Company matches 50% of the employee's contribution up to 5% of the employee's earnings during the plan year. During the years ended September 30, 1994, 1995 and 1996, and for the unaudited nine months ended June 30, 1996 and 1997, the Company's cost to match employee contributions was approximately $150, $300, $242, $195 and $193, respectively.

    Substantially all employees of VLEH may elect to be participants in the Vari-Lite Europe Pension Plan. The plan is a defined contribution plan under which employees may contribute up to 3% of their base salaries. The Company makes contributions at a rate of 200% of the employee contributions, with additional contributions made for certain key employees. The Company incurred costs of $46, $140, $156, $114 and $150, representing matching contributions for the years ended September 30, 1994, 1995 and 1996, and for the unaudited nine months ended June 30, 1996 and 1997, respectively.

    The Company adopted an employee stock ownership plan ("ESOP"), effective January 1, 1995, in which its U.S. employees are eligible to participate after completing one year of service, attaining age twenty-one and being a participant making elective deferrals in the Company's 401(k) Plan. Each year the Company may make discretionary contributions of stock to the ESOP as determined by the Board of Directors. Participant's interests in the ESOP are distributed in the form of cash or stock upon normal retirement, disability, death or at a specific time after any other termination of employment.

    The Company adopted an employee stock equivalence plan ("ESEP") for the non-U.S. subsidiaries, effective January 1, 1995, in which its employees are eligible to participate after completing one year of service, attaining age twenty-one and for London-based employees, participating in the VLEH Pension Plan. Each year the Company may make discretionary contributions of stock to the ESEP as determined by the Board of Directors. Participants' interests in the ESEP are distributed in the form of cash upon normal retirement, disability, death or at a specific time after any other termination of employment.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE I--EMPLOYEE BENEFIT PLANS: (CONTINUED)
    For the years ended September 30, 1995 and 1996 and the unaudited nine months ended June 30, 1996 and 1997, the Company recorded contributions of $750, $250, $186 and $189 for contributions to the ESOP and ESEP, representing
approximately       ,       ,       and shares of common stock, respectively.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE J--OPERATIONS BY GEOGRAPHIC AREA:

    The income statement and balance sheet information by geographic area is summarized in the following table:

                                                          UNITED
                                                          STATES       ASIA      EUROPE    INTERCOMPANY     TOTAL
                                                       ------------  ---------  ---------  -------------  ---------
September 30, 1994
-----------------------------------------------------
Net Revenues.........................................   $   37,903   $   7,141  $  12,744    $  (3,976)   $  53,812
Net Income...........................................        3,280          51        247       --            3,578
September 30, 1995
-----------------------------------------------------
Net Revenues.........................................   $   43,443   $   9,779  $  25,337    $  (3,649)   $  74,910
Net Income...........................................        3,381         773        560       --            4,714
September 30, 1996
-----------------------------------------------------
Net Revenues.........................................   $   45,253   $  11,401  $  26,584    $  (6,100)   $  77,138
Net Income...........................................        1,590       1,153        376       --            3,119
June 30, 1996 (unaudited)
-----------------------------------------------------
Net Revenues.........................................   $   31,824   $   7,524  $  18,313    $  (4,230)   $  53,431
Net Income...........................................          584         560         (8)      --            1,136
June 30, 1997 (unaudited)
-----------------------------------------------------
Net Revenues.........................................   $   40,307   $   9,410  $  23,408    $  (6,037)   $  67,088
Net Income...........................................        1,626         768        389       --            2,783

                                                          UNITED
                                                          STATES       ASIA      EUROPE    INTERCOMPANY     TOTAL
                                                       ------------  ---------  ---------  -------------  ---------
September 30, 1994
-----------------------------------------------------
Assets...............................................   $   53,317   $   5,349  $  13,068   $   (14,511)  $  57,223
Liabilities..........................................       33,589       2,545     11,691        (7,233)     40,592
September 30, 1995
-----------------------------------------------------
Assets...............................................   $   68,722   $   5,698  $  15,591   ($   17,004)  $  73,007
Liabilities..........................................       46,004       3,191     13,522       (11,039)     51,678
September 30, 1996
-----------------------------------------------------
Assets...............................................   $   69,052   $   4,760  $  13,529   ($    9,768)  $  77,573
Liabilities..........................................       44,615       2,486     10,838        (4,904)     53,035
June 30, 1996 (unaudited)
-----------------------------------------------------
Assets...............................................   $   67,283   $   6,205  $  15,440   $   (12,639)  $  76,289
Liabilities..........................................       44,619       3,330     12,947        (6,673)     54,223
June 30, 1997 (unaudited)
-----------------------------------------------------
Assets...............................................   $   78,738   $   5,519     16,760   $   (11,092)  $  89,925
Liabilities..........................................       53,275       2,143     13,175        (6,228)     62,365

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

       FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996, (UNAUDITED)

               AS TO THE NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE K--RELATED PARTY TRANSACTIONS:

    Certain directors provided consulting services to the Company and received fees totaling approximately $526, $424, $512, $374 and $467 for the years ended September 30, 1994 and 1995 and 1996 and for the unaudited nine months ended June 30, 1996 and 1997, respectively.

    At September 30, 1996 and June 30, 1997, the Company had notes receivable from stockholders totaling $353 and $186, respectively, related to common stock purchases. The notes bear interest at various rates, mature at various times,
and are collateralized by               and               shares of common stock
at September 30, 1996 and June 30, 1997, respectively.

    The Company received from a stockholder of the Company $1,500, $900, $0 and $1,942 in the years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1997, respectively, for the rental of automated lighting products and other services.

NOTE L--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

    The following summarizes the unaudited quarterly results of operations for the years ended September 30, 1995 and 1996, and the nine months ended June 30, 1997:

                                                                          YEAR ENDED SEPTEMBER 30, 1995
                                                                --------------------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                                ------------  -----------  ---------  ------------
Revenues......................................................   $   18,648    $  17,234   $  19,314   $   19,714
Income before income taxes....................................        3,670        1,277       1,533        1,271
Net income....................................................        2,232          777         932          773
Net income per share..........................................


                                                                          YEAR ENDED SEPTEMBER 30, 1996
                                                                --------------------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                                ------------  -----------  ---------  ------------
Revenues......................................................   $   16,791    $  16,995   $  19,645   $   23,707
Income before income taxes....................................          359          113       1,476        3,409
Net income....................................................          209           66         861        1,983
Net income per share..........................................

                                                                   YEAR ENDED SEPTEMBER 30, 1997
                                                                ------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30
                                                                ------------  -----------  ---------
Revenues......................................................   $   22,326    $  22,384   $  22,378
Income before income taxes....................................        1,551        1,372       1,914
Net income....................................................          892          789       1,102
Net income per share..........................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................
Risk Factors..............................................................
Use of Proceeds...........................................................
Dividend Policy...........................................................
Dilution..................................................................
Capitalization............................................................
Selected Consolidated Financial Data......................................
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................
Business..................................................................
Management................................................................
Principal Stockholders....................................................
Selling Stockholders......................................................
Description of Capital Stock Shares Eligible for Future Sale..............
Underwriting..............................................................
Legal Matters.............................................................
Experts...................................................................
Additional Information....................................................
Index to Consolidated Financial Statements................................

                              -------------------

    UNTIL                 , 1997 (25 DAYS AFTER
COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                         SHARES

                                [VARI-LITE LOGO]

                                  COMMON STOCK
                               -----------------

                                   PROSPECTUS

                               -----------------

                                     [LOGO]

                                             , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant estimates that expenses to be paid by the Company in connection with the offering described in this Registration Statement will be as follows. All of the amounts except the SEC registration fee, the NASD fee and the Nasdaq National Market listing fee are estimates.

ITEM                                                                                  AMOUNT
----------------------------------------------------------------------------------  ----------
SEC registration fee..............................................................  $    9,410
NASD fee..........................................................................       3,605
Nasdaq National Market listing fee................................................
Legal fees and expenses...........................................................     200,000
Accounting fees and expenses......................................................     200,000
Printing expenses.................................................................     100,000
Fees and expenses for qualification under state securities laws (including legal
  fees)...........................................................................       5,000
Transfer agent's and registrar's fees and expenses................................      20,000
Miscellaneous.....................................................................
                                                                                    ----------
  Total...........................................................................  $  600,000*
                                                                                    ----------
                                                                                    ----------

-------

* None of this amount is to be borne by the Selling Stockholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    As permitted by the Delaware General Corporation Law, the Certificate of Incorporation provides that the directors and officers of the Registrant shall be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. The Certificate of Incorporation eliminates the liability of directors of the Registrant, under certain circumstances, to the maximum extent permitted by the Delaware General Corporation Law. See "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws" included in the Prospectus.

    The Company has entered into Indemnification Agreements with the directors and officers of the Company and certain of its subsidiaries pursuant to which the Company has agreed to indemnify such individuals to the fullest extent authorized by the Delaware General Corporation Law.

    The Underwriting Agreement filed as Exhibit 1.1 hereto contains reciprocal agreements of indemnity between the Registrant and the Underwriters as to certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and in certain circumstances provides for indemnification of the Registrant's directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Since June 30, 1994 the Registrant has issued and sold the following securities (all such amounts having been adjusted to reflect the reincorporation of the Registrant as a Delaware corporation pursuant to a merger with Vari-Lite International, Inc., a Texas corporation ("Vari-Lite Texas"), which will be effected immediately prior to the consummation of the Offering and pursuant to which the two classes of Common Stock of Vari-Lite Texas will be converted into
the Registrant's Common Stock on a      -for-     basis) without registration
under the Securities Act (none of which sales were underwritten):

    On September 28, 1994, the Registrant issued      shares of Common Stock at
a purchase price of $   per share to Michael P. Herman, an officer and employee
of the Registrant. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On March 31, 1995, the Registrant issued      shares of Common Stock at a
purchase price of $   per share to Brian L. Croft, an officer and employee of a
subsidiary of the Registrant. Exemption from registration was claimed under
Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 15, 1995, the Registrant issued      ,      ,      ,      ,
     , and      shares of Common Stock at a purchase price of $   per share to
Richard W. Bratcher, Jr., Howard Page, T. Clay Powers, Loren J. Haas, Janis C. Pestinger, J. Scott Thompson and James E. Kinnu, respectively. Mr. Kinnu was an officer and employee of the Registrant. Messrs. Powers, Thompson, Bratcher and Haas and Ms. Pestinger are officers and employees of subsidiaries of the Registrant and Mr. Page is an employee of a subsidiary of the Registrant. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 29, 1995, the Registrant issued      shares to Overton Bank and
Trust, N.A., as trustee of the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP"), as the Registrant's discretionary contribution in the
amount of $494,995.26 or $   per share to the ESOP for the 1995 calendar plan
year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On July 31, 1996, the Registrant issued warrants to purchase      shares of
Common Stock at an exercise price of $   per share to certain members of the
Company's bank syndicate. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On February 6, 1997, the Registrant issued      shares to Bank of
Butterfield International (Cayman) Ltd., as trustee of the Vari-Lite International, Inc. Employees' Stock Equivalence Plan ("ESEP"), as the Registrant's discretionary contribution in the amount of $248,340.35, the ESEP for the 1995 calendar plan year. Exemption from registration was claimed under
Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On February 6, 1997, the Registrant issued      shares to Overton Bank and
Trust, N.A., as trustee of the ESOP, as the Registrant's additional
discretionary contribution in the amount of $6,683.63 or $   per share to
the ESOP for the 1995 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On June 30, 1997, the Registrant issued      shares to Overton Bank and
Trust, N.A., as trustee of the ESOP, as the Registrant's discretionary
contribution in the amount of $174,652.86 or $   per share to the ESOP for the
1996 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On June 30, 1997, the Registrant issued      shares to Bank of Butterfield
International (Cayman) Ltd., as trustee of the ESEP, as the Registrant's
discretionary contribution in the amount of $75,318.26 or $   per share to the
ESEP for the 1996 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits

EXHIBIT NO.                                                       DESCRIPTION
-----------             ------------------------------------------------------------------------------------------------
     *1.1           --  Form of Underwriting Agreement

      3.1           --  Certificate of Incorporation of the Registrant

     *3.2           --  By-Laws of the Registrant

     *4.1           --  Form of certificate representing shares of the Registrant's Common Stock

      4.2           --  Warrant Agreement, dated as of July 31, 1996, among the Registrant, Brown Brothers Harriman &
                          Co., NBD Bank, SunTrust Bank, Atlanta (formerly known as Trust Company Bank) and Comerica
                          Bank--Texas

     *5.1           --  Legal Opinion of Gardere & Wynne, L.L.P. regarding legality of securities being registered

     10.1           --  Employment Agreement, dated as of July 1, 1995, between the Registrant and H. R. Brutsche III

    *10.2           --  Amendment No. 1, dated as of August 11, 1997, to the Employment Agreement, dated as of July 1,
                          1995, between the Registrant and H.R. Brutsche III

     10.3           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony Smith

     10.4           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and John D. Maxson

    *10.5           --  Amendment No. 1, dated as of August 11, 1997, to the Consulting Agreement, dated as of July 1,
                          1995, between the Registrant and John D. Maxson

     10.6           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and James H. Clark, Jr.

     10.7           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and H. R.
                          Brutsche III

     10.8           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and John D.
                          Maxson

     10.9           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and James H.
                          Clark, Jr.

     10.10          --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony
                          Smith

     10.11          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and H. R. Brutsche III

     10.12          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and John D. Maxson

     10.13          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and James H. Clark, Jr.

     10.14          --  Statement and Terms of Employment, dated as of April 1, 1994, between Vari-Lite Europe Ltd. and
                          Brian L. Croft

    *10.15          --  Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant, Brown Brothers
                          Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance Trust, and H. R.
                          Brutsche III

    *10.16          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance
                          Trust, and H. R. Brutsche III

    *10.17          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1997, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the John D. Maxson 1995 Irrevocable
                          Trust, and John D. Maxson

    *10.18          --  Amended and Restated Split-Dollar Life Insurance Agreement, dated as of October 12, 1995, among the Registrant, James Howard Cullum Clark and James H. Clark, Jr.

    *10.19          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, between the
                          Registrant, James Howard Cullum Clark and James H. Clark, Jr.

    *10.20          --  Vari-Lite International, Inc. 1997 Omnibus Plan

    *10.21          --  First Amendment to Vari-Lite International, Inc. 1997 Omnibus Plan

     10.22          --  Vari-Lite International, Inc. Employees' Stock Ownership Plan

    *10.23          --  Vari-Lite International, Inc. Employees' Stock Equivalence Plan

    *10.24          --  Vari-Lite International, Inc. Annual Incentive Plan

    *10.25          --  First Amendment to Vari-Lite International, Inc. Annual Incentive Plan

     10.26          --  Credit Agreement, dated as of March 31, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust Company Bank and
                          Comerica Bank--Texas

     10.27          --  Amendment No. 1 to Credit Agreement, dated as of July 1, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.28          --  Amendment No. 2 to Credit Agreement, dated as of September 30, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.29          --  Amendment No. 3 to Credit Agreement, dated as of February 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.30          --  Amendment No. 4 to Credit Agreement, dated as of November 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.31          --  Amendment No. 5 to Credit Agreement, dated as of December 18, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.32          --  Amendment No. 6 to Credit Agreement, dated as of May 20, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.33          --  Amendment No. 7 to Credit Agreement, dated as of July 31, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.34          --  Amendment No. 8 to Credit Agreement, dated as of January 16, 1997, among the Company and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.35          --  Employment Agreement, dated as of August 28, 1995, by and between the Registrant and James E.
                          Kinnu

     10.36          --  Severance Agreement, dated as of September 30, 1996, by and between the Registrant and James E.
                          Kinnu

     10.37          --  Ground Lease, dated as of December 21, 1995, among Brazos Beltline Development, Inc. and
                          Vari-Lite, Inc., Showco, Inc., Ignition! Creative Services, Inc., Concert Production Lighting,
                          Inc. and Irideon, Inc.

     10.38          --  Guaranty, dated as of December 21, 1995, by the Registrant

    *10.39          --  Form of Indemnification Agreement with Directors and Officers

     21.1           --  List of Registrant's Subsidiaries

     23.1           --  Consent of Deloitte & Touche LLP

    *23.2           --  Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1)

     24.1           --  Power of attorney (set forth on page II -      )

     27.1           --  Financial Data Schedule

-------

* To be filed by amendment

    (b) Financial Statement Schedules

    Not applicable

ITEM 17.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

    (c)  The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 13th day of August, 1997.

                                VARI-LITE INTERNATIONAL, INC.

                                By:            /s/ H.R. BRUTCHE, III
                                     -----------------------------------------
                                                 H.R. Brutche, III
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each of the undersigned hereby appoints H. R. Brutsche III and Michael P. Herman and each of them (with full power to act alone) as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of August, 1997.

             NAME                                    TITLE
------------------------------  -----------------------------------------------

    /s/ H.R. BRUTCHE, III       Chairman of the Board, President and Chief
------------------------------    Executive Officer (Principal Executive
      H.R. Brutche, III           Officer)

    /s/ MICHAEL P. HERMAN       Vice President--Finance, Chief Financial
------------------------------    Officer and Secretary (Principal Financial
      Michael P. Herman           and Accounting Officer)

   /s/ JAMES H. CLARK, JR.
------------------------------  Director
     James H. Clark, Jr.

      /s/ JOHN D. MAXSON
------------------------------  Director
        John D. Maxson

    /s/ C. VINCENT PROTHRO
------------------------------  Director
      C. Vincent Prothro

     /s/ JOHN R. RETTBERG
------------------------------  Director
       John R. Rettberg

     /s/ J. ANTHONY SMITH
------------------------------  Director
       J. Anthony Smith

                               INDEX TO EXHIBITS

EXHIBIT NO.                                                       DESCRIPTION
-----------             ------------------------------------------------------------------------------------------------
     *1.1           --  Form of Underwriting Agreement

      3.1           --  Certificate of Incorporation of the Registrant

     *3.2           --  By-Laws of the Registrant

     *4.1           --  Form of certificate representing shares of the Registrant's Common Stock

      4.2           --  Warrant Agreement, dated as of July 31, 1996, among the Registrant, Brown Brothers Harriman &
                          Co., NBD Bank, SunTrust Bank, Atlanta (formerly known as Trust Company Bank) and Comerica
                          Bank--Texas

     *5.1           --  Legal Opinion of Gardere & Wynne, L.L.P. regarding legality of securities being registered

     10.1           --  Employment Agreement, dated as of July 1, 1995, between the Registrant and H. R. Brutsche III

    *10.2           --  Amendment No. 1, dated as of August 11, 1997, to the Employment Agreement, dated as of July 1,
                          1995, between the Registrant and H.R. Brutsche III

     10.3           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony Smith

     10.4           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and John D. Maxson

    *10.5           --  Amendment No. 1, dated as of August 11, 1997, to the Consulting Agreement, dated as of July 1,
                          1995, between the Registrant and John D. Maxson

     10.6           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and James H. Clark, Jr.

     10.7           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and H. R.
                          Brutsche III

     10.8           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and John D.
                          Maxson

     10.9           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and James H.
                          Clark, Jr.

     10.10          --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony
                          Smith

     10.11          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and H. R. Brutsche III

     10.12          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and John D. Maxson

     10.13          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and James H. Clark, Jr.

     10.14          --  Statement and Terms of Employment, dated as of April 1, 1994, between Vari-Lite Europe Ltd. and
                          Brian L. Croft

    *10.15          --  Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant, Brown Brothers
                          Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance Trust, and H. R.
                          Brutsche III

    *10.16          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance
                          Trust, and H. R. Brutsche III

    *10.17          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1997, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the John D. Maxson 1995 Irrevocable
                          Trust, and John D. Maxson

    *10.18          --  Amended and Restated Split-Dollar Life Insurance Agreement, dated as of October 12, 1995, among the Registrant, James Howard Cullum Clark and James H. Clark, Jr.

    *10.19          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, between the
                          Registrant, James Howard Cullum Clark and James H. Clark, Jr.

    *10.20          --  Vari-Lite International, Inc. 1997 Omnibus Plan

    *10.21          --  First Amendment to Vari-Lite International, Inc. 1997 Omnibus Plan

     10.22          --  Vari-Lite International, Inc. Employees' Stock Ownership Plan

    *10.23          --  Vari-Lite International, Inc. Employees' Stock Equivalence Plan

    *10.24          --  Vari-Lite International, Inc. Annual Incentive Plan

    *10.25          --  First Amendment to Vari-Lite International, Inc. Annual Incentive Plan

     10.26          --  Credit Agreement, dated as of March 31, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust Company Bank and
                          Comerica Bank--Texas

     10.27          --  Amendment No. 1 to Credit Agreement, dated as of July 1, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.28          --  Amendment No. 2 to Credit Agreement, dated as of September 30, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.29          --  Amendment No. 3 to Credit Agreement, dated as of February 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.30          --  Amendment No. 4 to Credit Agreement, dated as of November 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.31          --  Amendment No. 5 to Credit Agreement, dated as of December 18, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.32          --  Amendment No. 6 to Credit Agreement, dated as of May 20, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.33          --  Amendment No. 7 to Credit Agreement, dated as of July 31, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.34          --  Amendment No. 8 to Credit Agreement, dated as of January 16, 1997, among the Company and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.35          --  Employment Agreement, dated as of August 28, 1995, by and between the Registrant and James E.
                          Kinnu

     10.36          --  Severance Agreement, dated as of September 30, 1996, by and between the Registrant and James E.
                          Kinnu

     10.37          --  Ground Lease, dated as of December 21, 1995, among Brazos Beltline Development, Inc. and
                          Vari-Lite, Inc., Showco, Inc., Ignition! Creative Services, Inc., Concert Production Lighting,
                          Inc. and Irideon, Inc.

     10.38          --  Guaranty, dated as of December 21, 1995, by the Registrant

    *10.39          --  Form of Indemnification Agreement with Directors and Officers

     21.1           --  List of Registrant's Subsidiaries

     23.1           --  Consent of Deloitte & Touche LLP

    *23.2           --  Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1)

     24.1           --  Power of attorney (set forth on page II -      )

     27.1           --  Financial Data Schedule

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* To be filed by amendment